EXHIBIT 10.90
                                                              Execution Version


                         RECEIVABLES PURCHASE AGREEMENT

                            dated as of April 8, 2003

                                      among

                             PNM RECEIVABLES CORP.,
                                   as Seller,

                      PUBLIC SERVICE COMPANY OF NEW MEXICO,
                                  as Servicer,

                        EAGLEFUNDING CAPITAL CORPORATION,
                              as Conduit Investor,

            THE ALTERNATE INVESTORS FROM TIME TO TIME PARTIES HERETO,
                             as Alternate Investors,

                             FLEET SECURITIES, INC.,
                               as Managing Agent,

                                       and

                             FLEET SECURITIES, INC.,
                                  as Deal Agent

                              PNM RECEIVABLES CORP.
                         RECEIVABLES PURCHASE AGREEMENT


                  This Receivables Purchase Agreement dated as of April 8, 2003 is among PNM RECEIVABLES CORP., a Delaware corporation ("Seller"), PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation, as initial Servicer (the initial Servicer together with Seller, the "Seller Parties" and each a "Seller Party"), the funding entities listed on Schedule A to this Agreement (together with their respective successors and assigns) and the other financial institutions from time to time party hereto as Alternate Investors, EAGLEFUNDING CAPITAL CORPORATION ("EagleFunding") and the other financial institutions from time to time party hereto as Conduit Investors, FLEET SECURITIES, INC. ("FSI") and the other financial institutions from time to time party hereto as Managing Agents, and FSI, as Deal Agent for the Investors hereunder or any successor Deal Agent hereunder (together with its successors and assigns hereunder, the "Deal Agent"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Article I.


                             PRELIMINARY STATEMENTS

                  Seller desires to transfer and assign Investor Interests to the Investors from time to time.

                  The Conduit Investors may, in their absolute and sole discretion, purchase Investor Interests from Seller from time to time.

                  In the event that a Conduit Investor declines to make any purchase, the Alternate Investors which are part of such Conduit Investor's Purchaser Group shall, at the request of Seller, purchase Investor Interests from time to time. In addition, the Alternate Investors in each Purchaser Group have agreed to provide a liquidity facility to the Conduit Investor in such Purchaser Group in accordance with the terms of a Liquidity Agreement entered into by such Conduit Investor with such Alternate Investors.

                  FSI has been requested and is willing to act as Deal Agent on behalf of the Conduit Investors and the Alternate Investors in accordance with the terms hereof.

                                    ARTICLE I.
                                   definitions

                  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accrual Period" means each calendar month occurring before or after the Closing Date.

                  "Adjusted Pro Rata Share" means, for each Alternate Investor, the Commitment of such Alternate Investor within a given Purchaser Group divided by the sum of the Commitments of all of the Alternate Investors in such Purchaser Group, adjusted as necessary to give effect to any assignments pursuant to Section 13.1(b), or the termination of the Commitment of any Terminating Alternate Investor in such Purchaser Group pursuant to Section 13.5.

                  "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

                  "Affected Alternate Investor" has the meaning specified in
Section 13.1(c).

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person.

                  "Aggregate Capital" means, at any time, the aggregate amount of Capital of all Investor Interests outstanding on such date.

                  "Aggregate Reduction" means any reduction to the Aggregate Capital pursuant to Section 2.3.

                  "Aggregate Reserves" means, at any time, the sum of the Loss Reserve, the Yield Reserve and the Dilution Reserve.

                  "Aggregate Unpaids" means, at any time, an amount equal to the sum of all Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.

                  "Agreement" means this Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

                  "Alternate Investors" has the meaning set forth in the preamble in this Agreement.

                  "Amortization Date" means the earliest to occur of (i) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 10.1(d), (ii) the Business Day specified in a written notice from the Deal Agent following the occurrence of any other Amortization Event,
(iii) March 31, 2006, as such date may from time to time be extended with the consent of the parties hereto; (iv) the Liquidity Termination Date and (v) the date which is at least three Business Days after the Deal Agent's receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement, provided that any prepayment resulting from such declaration of the Amortization Date shall be subject to the provisions of Section 3.1.

                  "Amortization Event" has the meaning specified in Article X.

                  "Applicable Margin" means, at any time the corporate or counterparty rating of the Originator by each of S&P, Moody's and, if rated by Fitch, Fitch is equal to or greater than:

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------------------------------------------------ -----------------
Rating by S&P/Moody's/Fitch                      Applicable Margin
------------------------------------------------ -----------------
BBB+/Baa1/BBB+                                   0.875%
------------------------------------------------ -----------------
BBB/Baa2/BBB                                     0.900%
------------------------------------------------ -----------------
BBB-/Baa3/BBB-                                   1.125%
------------------------------------------------ -----------------
BB+/Ba1/BB+                                      1.250%
------------------------------------------------ -----------------
any other rating below BB+/Ba1/BB+ or unrated    1.500%
------------------------------------------------ -----------------

                  "Applicable Stress Factor" means, at any time the corporate or counterparty rating of the Originator by each of S&P, Moody's and, if rated by Fitch, Fitch is equal to or greater than:

------------------------------------------------ ------------------------
Rating by S&P/Moody's/Fitch                      Applicable Stress Factor
------------------------------------------------ ------------------------
BBB- /Baa3/BBB-                                  2.00
------------------------------------------------ ------------------------
BB-/Ba3/BB-                                      2.25
------------------------------------------------ ------------------------
any other rating below BB-/Ba3/BB- or unrated    2.50
------------------------------------------------ ------------------------


                  "Assignment Agreement" has the meaning set forth in Section 13.1(b).

                  "Bank Rate" means the LIBO Rate or the Prime Rate, as applicable, with respect to each Investor Interest of the Alternate Investors and/or any Investor Interest of a Conduit Investor, an undivided interest in which has been assigned or pledged by such Conduit Investor to an Alternate Investor pursuant to the applicable Liquidity Agreement.

                  "BPP Receivable" means a Receivable arising under an Obligor's account which is subject to a balanced or levelized payment plan of the Originator.

                  "Billed Receivable" means a Receivable for which, as of the time of determination, an invoice addressed to the Obligor thereof has been sent.

                  "Blocked Account" means each depositary account in which any Collections are deposited and which is listed on Exhibit III.

                  "Blocked Account Agreement" means an agreement substantially in the form of Exhibit V, or such other agreement in form and substance reasonably acceptable to the Deal Agent, among the Seller, the Deal Agent and a Collection Bank.

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                  "Broken Funding Costs" means for any Tranche Period or any tranche period for Commercial Paper for any Investor Interest which: (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder, (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice, or (iii) is assigned under a Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end, including by the written notice of Seller that it wishes to terminate the facility evidenced by this Agreement; an amount equal to the excess, if any, of (A) the Yield that would have accrued during the remainder of the Tranche Period or the tranche period for Commercial Paper determined by the applicable Managing Agent to relate to such Investor Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause
(ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Investor Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Investor Interest, the amount of Yield actually accrued during the remainder of such period on such Capital for the new Investor Interest, and (y) to the extent such Capital is not allocated to another Investor Interest, the income, if any, actually received during the remainder of such period by the holder of such Investor Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Investor or Investors agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder within five Business Days after written demand.

                  "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Boston, Massachusetts, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

                  "Capital" of any Investor Interest means, at any time, (A) the Purchase Price of such Investor Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Deal Agent or the applicable Managing Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 3.6) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

                  "Capital Pro Rata Share" means, for any Investor at any time, the amount of Capital allocated to the Investor Interests of such Investor at such time divided by the Aggregate Capital at such time.

                  "Change of Control" means the Originator's failure to own, directly or indirectly, 100% of the issued and outstanding equity of the Seller.

                  "Charged-Off Receivable" means a Receivable other than a Defaulted Receivable which, consistent with the Credit and Collection Policy, would be written off Seller's books as uncollectible.

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                  "Closing Date" means April 8, 2003.

                  "Collection Bank" means, at any time, any of the banks holding one or more Blocked Accounts.

                  "Collection Notice" means a notice, in substantially the form of Annex A to Exhibit V, from the Deal Agent to a Collection Bank.

                  "Collection Ratio" means with respect to any Accrual Period, the ratio (expressed as a percentage) calculated as of the last day of such Accrual Period by dividing (i) the Collections received during such Accrual Period by (ii) the Original Balance of all Receivables originated during the immediately preceding Accrual Period.

                  "Collections" means, with respect to any Receivable, all cash collections in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

                  "Commercial Paper" means promissory notes of any Conduit Investor issued by such Conduit Investor in the commercial paper market.

                  "Commitment" means, for each Alternate Investor, the commitment of such Alternate Investor to purchase Investor Interests from (i) Seller and (ii) the Conduit Investors, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Alternate Investor's name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.

                  "Concentration Limit" means, at any time, for any Obligor the amount set forth below opposite the appropriate ratings of such Obligor's long-term and short-term unsecured debt. Any Obligor that has a split rating shall be deemed to be in the lowest rating category assigned by any of S&P, Moody's or Fitch.

------------------------------- -------------------------- -------------------
  Obligor's Long Term Rating    Obligors Short Term Rating Concentration Limit
--------------- --------------- -------------------------- -------------------
S&P/Fitch       Moody's          S&P       Moody's   Fitch
--------------- ---------------                            -------------------
A+ or better    A1 or better     A-1 or    P-1       F-1           8.0%
                                 better
--------------- ---------------                            -------------------
BBB+ to A       Baa1 to A2       A-2       P-2       F-2           6.0%
--------------- ---------------                            -------------------
BBB- to BBB     Baa3 to Baa2     A-3       P-3       F-3           3.0%
--------------- ---------------                            -------------------
lower than BBB- lower than Baa3  N/A       N/A       N/A           2.0%
or unrated      or unrated
--------------- --------------- -------------------------- -------------------

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                  "Conduit Investor" means EagleFunding and any party added as a
Conduit Investor pursuant to Section 13.3.

                  "Conduit Investor Percentage" means, with respect to EagleFunding and its related Purchaser Group, 100%, as the same may be adjusted to give effect to any assignments from one Conduit Investor to another Conduit Investor, or to the addition of a Conduit Investor pursuant to Section 13.3.

                  "Contract" means, with respect to any Receivable, the invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

                  "CP Rate" means for any Accrual Period for any Investor Interest owned by a Conduit Investor if and to the extent such Conduit Investor funds the Purchase or maintenance of its Investor Interest by the issuance of commercial paper notes during such period, the per annum rate equivalent to the "weighted average cost" (as defined below) related to the issuances of commercial paper notes that are allocated, in whole or in part, by such Conduit Investor (or by its administrator) to fund or maintain the Investor Interest (and which may also be allocated in part to the funding of other assets of such Conduit Investor); provided, however, that if any component of such rate is a discount rate, in calculating the "CP Rate" for such Accrual Period, such Conduit Investor shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. As used in this definition, a Conduit Investor's "weighted average cost" shall consist of
(w) the actual interest rate (or discount) paid to purchasers of such Conduit Investor's commercial paper notes, together with dealer fees or commissions, to the extent allocated, in whole or in part, to such Conduit Investor's commercial paper notes by such Conduit Investor (or its administrator), (x) certain documentation and transaction costs associated with the issuance of such commercial paper notes, (y) any incremental carrying costs incurred with respect to commercial paper notes maturing on dates other than those on which corresponding funds are received by such Conduit Investor and (z) other borrowing by such Conduit Investor, including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market.

                  "Credit Agreement" means that certain Credit Agreement dated as of December 19, 2002 among PSCNM, the "Lenders" party thereto and Bank of America, N.A. as Administrative Agent and L/C Issuer, as amended, restated, supplemented or otherwise modified from time to time.

                  "Credit and Collection Policy" means Seller's and the Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VII hereto, as modified from time to time in accordance with this Agreement.

                  "Daily Report" means a report in substantially the form set forth in Exhibit IX (appropriately completed), furnished by the Servicer to the Managing Agents pursuant to Section 9.5.

                  "Daily Reporting Period" means any period during which the Originator's corporate or counterparty rating shall be BB- or lower by S&P, Ba3 or lower by Moody's or, if rated by Fitch, BB- or lower by Fitch.

                  "Deemed Collections" means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection of a Receivable to the extent that
(i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment (including without limitation as a result of billing errors, meter-reading errors, rate adjustments or allowances for outages) or otherwise by Seller (other than cash Collections on account of such Receivable) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in
Article VI are no longer true with respect to such Receivable.

                  "Default Fee" means with respect to any amount due and payable by Seller (or required to be deposited by Servicer) in respect of any Aggregate Unpaids, an amount equal to interest on any such Aggregate Unpaids at a rate per annum equal to 2.00% above the interest or Yield otherwise applicable to such Aggregate Unpaids.

                  "Default Ratio" means, at any time, the three Accrual Period rolling average of the ratio (expressed as a percentage) equal to, for each such Accrual Period, (i) the aggregate Outstanding Balance of all Receivables which are more than sixty (60) and less than ninety-one (91) days past invoice as of the last day of such Accrual Period plus all Charged-Off Receivables written off during such Accrual Period divided by (ii) the aggregate Original Balance of all Receivables originated during the Accrual Period which ended two Accrual Periods prior to such Accrual Period.

                  "Defaulted Receivable" means a Billed Receivable as to which any payment, or part thereof, remains unpaid for sixty-one (61) days or more from the original invoice date for such payment.

                  "Delinquent Receivable" means a Billed Receivable as to which any payment, or part thereof, remains unpaid for thirty-one (31) days or more from the original invoice date for such payment.

                  "Delinquency Ratio" means, at any time, the three Accrual Period rolling average of the ratio (expressed as a percentage) equal to, for each such Accrual Period, (i) the aggregate Outstanding Balance of all Receivables which are more than thirty (30) and less than sixty-one (61) days past invoice as of the last day of such Accrual Period divided by (ii) the aggregate Original Balance of all Receivables originated during the Accrual Period which ended one Accrual Period prior to such Accrual Period.

                  "Dilution Horizon Factor" means, for each Accrual Period, a percentage equal to (i) the aggregate Original Balance of all Receivables originated during such Accrual Period divided by (ii) the Net Receivables Pool Balance as of the last day of such Accrual Period.

                  "Dilution Ratio" means, for each Accrual Period, a percentage equal to (i) the aggregate amount of Dilutions which occurred during such Accrual Period divided by (ii) the aggregate Original Balance of all Receivables generated by the Originator during the immediately preceding Accrual Period.

                   "Dilution Reserve" means, at any time, an amount equal to the product of (a) the Net Receivable Pool Balance as of the close of business on such date, times (b) the Dilution Reserve Percentage.

                  "Dilution Reserve Percentage" means as of any date of determination the greater of (i) 5.0% or (ii) a percentage calculated in accordance with the following formula:

                  DRP = [(ASF x ED) + [(DS - ED) x (DS/ED)]] x DHF

                  where:

         DRP      =      the Dilution Reserve Percentage;
         ED       =      the rolling average of the Dilution Ratios occurring
                         during the 12 most recent Accrual Periods;
         ASF      =      Applicable Stress Factor;
         DS       =      the highest Dilution Ratio occurring during the 12
                         most recent Accrual Periods; and
         DHF      =      the Dilution Horizon Factor at such time.

                  "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of "Deemed Collections".

                  "Downgrade Event" means the Originator's corporate or counterparty rating shall be less than BBB- by S&P, Baa3 by Moody's or, if rated by Fitch, BBB- by Fitch.

                  "Dynamic Loss Reserve Percentage" means at any time a percentage calculated in accordance with the following formula:

                           DLP = ASF x LHF x LR

                  where:

                  ASF      =        Applicable Stress Factor;
                  DLP      =        the Dynamic Loss Reserve Percentage;
                  LHF      =        the Loss Horizon Factor; and
                  LR       =        the Loss Ratio.

                  "EagleFunding" has the meaning set forth in the preamble to this Agreement.

                  "Eligible Receivable" means, at any time, a Receivable:

(i) the Obligor of which is not the Obligor of Defaulted Receivables and Charged-Off Receivables the aggregate Outstanding Balance of which is equal to or greater than 20% of the aggregate Outstanding Balance of all of such Obligor's Receivables,

(ii)     which is not a Charged-Off Receivable or a Defaulted Receivable,

(iii) which by its terms is due and payable within 45 days of the original billing date therefor and has not had its payment terms extended,

(iv)     which is an "account" or a "general intangible" within the meaning of
         Section 9-102 of the UCC of all applicable jurisdictions,

(v) which is denominated and payable only in United States dollars in the United States,

(vi) the Obligor of which, if a natural person, maintains a service address in the United States, or if a corporation or other business organization, maintains a place of business in the United States,

(vii)    the Obligor of which is not an Affiliate of any party hereto,

(viii) which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, rescission, counterclaim or other defense, except as limited by bankruptcy, insolvency or other similar laws,

(ix) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights to payment of the Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Investor to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

(x) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods, gas or electricity, the transportation of gas or the provision of services by the Originator,

(xi) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy, but excluding the Federal Assignment of Claims Act) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

(xii) which satisfies in all material respects all applicable requirements of the applicable Credit and Collection Policy,

(xiii) which was originated in the ordinary course of the Originator's business,

(xiv) which arises solely from the sale of goods, gas or electricity, the transportation of gas or the provision of services to the related Obligor by the Originator, and not by any other Person (in whole or in part),

(xv) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the Originator (it being understood that only a portion of a Receivable equal to the amount of such partial rescission, set-off, counterclaim or defense, if the amount of such partial rescission, set-off, counterclaim or defense can be quantified, shall be deemed not to be an Eligible Receivable) or any other Adverse Claim, and the Obligor thereon holds no right as against the Originator,

(xvi) as to which the Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

(xvii) all right, title and interest to and in which has been validly transferred by the Originator directly to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim,

(xviii) which does not arise under a Contract created pursuant to a public assistance program, nor require payments based on a percentage of Obligor's income,

(xix) which, if an Unbilled Receivable, has been included on a Monthly Report as an Eligible Receivable during not more than one calendar month,

(xx)     which is not a Receivable which has ever been a Charged-Off Receivable,

(xxi) which is not a Receivable arising under an Obligor's account which, in accordance with the Credit and Collection Policy, would be deemed inactive, and

(xxii) as to which the Deal Agent has not notified Seller that the Deal Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Deal Agent.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Excess Government Authority Receivables Amount" means at any time, an amount equal to the positive difference, if any, between (i) the aggregate Outstanding Balance of the Eligible Receivables consisting of Government Authority Receivables at such time and (ii) the product of (a) the aggregate Outstanding Balance of Eligible Receivables at such time multiplied by
(b) the Government Authority Receivables Concentration Percentage at such time.

                  "Excess Unbilled Receivables Amount" means at any time, an amount equal to the positive difference, if any, between (i) the aggregate Outstanding Balance of the Eligible Receivables consisting of Unbilled Receivables at such time and (ii) the product of (a) the aggregate Outstanding Balance of Eligible Receivables at such time multiplied by (b) the Unbilled Receivables Concentration Percentage at such time.

                  "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended and any successor statute thereto.

                  "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (New York time) for such day on such transactions received by the Reference Bank from three federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means each letter agreement among Seller, any Managing Agent and the related Conduit Investor, as it may be amended or modified and in effect from time to time.

                  "Finance Charges" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

                  "FSI" has the meaning set forth in the preamble to this Agreement.

                  "Funding Agreement" means (i) this Agreement and (ii) any agreement or instrument executed by any Funding Source with or for the benefit of a Conduit Investor, including any Liquidity Agreement.

                  "Funding Source" means (i) any Investor or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to a Conduit Investor.

                  "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

                  "Government Authority" means any foreign or domestic federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or any political subdivision thereof.

                  "Government Authority Receivable" means a Receivable the Obligor of which is a Government Authority.

                  "Government Authority Receivables Concentration Percentage" means 10.0%.

                  "Group Purchase Limit" means, for each Purchaser Group, the sum of the Commitments of the Alternate Investors in such Purchaser Group, adjusted as necessary to give effect to the termination of the Commitment of any Terminating Alternate Investor in such Purchaser Group pursuant to Article XIII.

                  "Incremental Purchase" means a purchase of one or more Investor Interests which increases the total outstanding Aggregate Capital hereunder.

                  "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business), (iii) obligations of another Person of the types described in the foregoing clauses (i) and (ii), whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, and (iv) capitalized lease obligations.

                  "Independent Director" means a member of the Board of Directors of Seller who satisfies the requirements for an "Independent Director" as set forth in the Seller's articles of incorporation and by-laws.

                  "Investor" means any Conduit Investor or Alternate Investor, as applicable.

                  "Investor Interest" means, at any time, an undivided percentage ownership interest (computed as set forth below based on the amount of Capital allocated thereto pursuant to the terms and conditions hereof and expressed as a percentage) in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

                C / NRPB - AR

         where:

         C        =        the Capital of such Investor Interest.

         AR       =        the Aggregate Reserves.

         NRPB     =        the Net Receivable Pool Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Investor Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Investor Interest as computed (or deemed recomputed) as of the close of the Business Day immediately preceding the Amortization Date shall remain constant at all times thereafter.

                  "Joinder Agreement" means a joinder agreement substantially in the form set forth in Exhibit X hereto pursuant to which the members of a new Purchaser Group become parties to this Agreement.

                  "LIBO Rate" means, with respect to each Settlement Period, the sum of (i) LIBOR and (ii) the Applicable Margin.

                  "LIBOR" means the rate per annum as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to the applicable Settlement Period, which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two Business Days preceding the first day of such Settlement Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable determination date, "LIBOR" shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Settlement Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two
(2) Business Days preceding the first day of such Settlement Period as selected by the applicable Managing Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Settlement Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Business Days preceding the first day of such Settlement Period. In the event that the applicable Managing Agent is unable to obtain any such quotation as provided above, it will be deemed that LIBOR cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to such deposits, then for any period during which such Reserve Percentage shall apply, "LIBOR" shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

                  "Liquidity Agreement" means an agreement entered into by a Conduit Investor with its Alternate Investors in connection herewith for the purpose of providing liquidity with respect to the Capital funded by such Conduit Investor under this Agreement.

                  "Liquidity Termination Date" means April 6, 2004, unless such date is extended with the consent of the parties hereto.

                  "Lock-Box" means each postal box listed on Exhibit III over which the Deal Agent has been granted control pursuant to a P.O. Box Transfer Agreement.

                  "Loss Horizon Factor" means, for any Accrual Period, a fraction, the numerator of which equals the aggregate Original Balance of all Receivables originated during the three immediately preceding Accrual Periods, and the denominator of which equals the Net Receivable Pool Balance as of the last day of such Accrual Period.

                  "Loss Ratio" means, at any time, the highest three Accrual Period rolling average of the Default Ratios occurring during the twelve most recent Accrual Periods.

                  "Loss Reserve" means, as of any date, an amount equal to the greater of (i) the Dynamic Loss Reserve Percentage and (ii) the Minimum Loss Reserve Percentage multiplied by the Net Receivables Pool Balance as of the close of business of the Servicer on such date.

                  "Managing Agent" means, as to any Conduit Investor, the financial institution responsible for the administration of such Conduit Investor's Commercial Paper program and related activities. As of the date hereof, FSI is the Managing Agent for EagleFunding and its Alternate Investors.

                  "Material Adverse Effect" means a material adverse effect on
(i) the ability of any Seller Party to perform its obligations under this Agreement or any other Transaction Document, (ii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iii) any Investor's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (iv) the collectibility of the Receivables generally or of any material portion of the Receivables.

                  "Maximum Investor Interest" means 100%.

                  "Minimum Loss Reserve Percentage" means 10.0%.

                  "Monthly Report" means a report, in substantially the form of
Exhibit VIII hereto (appropriately completed), furnished by the Servicer to the Managing Agents pursuant to Section 9.5.

                  "Monthly Reporting Period" means any period during which the Originator's corporate or counterparty rating shall be BBB- or higher by S&P, Baa3 or higher by Moody's and, if rated by Fitch, BBB- or higher by Fitch.

                  "Net Receivable Pool Balance" means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time, minus the sum of (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor, (ii) the Excess Unbilled Receivables Amount at such time, (iii) the Excess Government Authority Receivables Amount at such time and (iv) the credit balance portion of all BPP Receivables at such time.

                  "Non-Renewing Alternate Investor" has the meaning set forth in
Section 13.4.

                  "Obligations" shall have the meaning set forth in Section 3.1.

                  "Obligor" means a Person obligated to make payments pursuant to a Contract.

                  "Original Balance" means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was originated.

                  "Originator" means PSCNM, in its capacity as seller under the Receivables Sale Agreement.

                  "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

                  "Participant" has the meaning set forth in Section 13.2.

                  "Periodic Reports" means, at any time, the reports required to be delivered by the Servicer under Section 9.5.

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PNM Entity" has the meaning set forth in Section 8.1(i).

                  "P.O. Box Transfer Agreement" means an agreement substantially in the form of Exhibit XI, or such other agreement in form and substance reasonably acceptable to the Deal Agent.

                  "Pooled Commercial Paper" means Commercial Paper notes of a Conduit Investor subject to any particular pooling arrangement by such Conduit Investor, but excluding Commercial Paper issued by such Conduit Investor for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit Investor.

                  "Potential Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

                  "Prime Rate" means a variable per annum rate equal to the higher of (i) the "prime rate" so designated by the Reference Bank from time to time, changing when and as such rate changes or (ii) the Federal Funds Effective Rate plus .50%.

                  "Proposed Reduction Date" has the meaning set forth in Section 2.3.

                  "Pro Rata Share" means, (a) for each Alternate Investor, the Commitment of such Alternate Investor, divided by the Program Limit, adjusted as necessary to give effect to any assignments or any Joinder Agreement pursuant to
Article XIII and (b) for each Conduit Investor, its Conduit Investor Percentage.

                  "Program Limit" means $90,000,000, as such amount may be increased or decreased in accordance with Section 2.3 or Article XIII.

                  "PSCNM" means Public Service Company of New Mexico, a New Mexico corporation.

                  "Purchaser Group" means any Conduit Investor, the related Alternate Investors and their related Managing Agent.

                  "Purchase Notice" has the meaning set forth in Section 2.2.

                  "Purchase Price" means, with respect to any Incremental Purchase of an Investor Interest, the amount paid to Seller for such Investor Interest which shall not exceed the least of the amount requested by Seller in the applicable Purchase Notice, the unused portion of the Program Limit on the applicable purchase date and the excess, if any, of the Net Receivable Pool Balance (less the Aggregate Reserves) on the applicable purchase date over the amount of Aggregate Capital.

                  "Purchasing Alternate Investor" has the meaning set forth in
Section 13.1(b).

                  "Receivable" means all indebtedness and other obligations owed to Seller or the Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement or hereunder) or in which Seller or the Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods, gas or electricity, the transportation of gas or the rendering of services by the Originator, including without limitation, the obligation to pay any Finance Charges with respect thereto, provided, however, that the term "Receivable" shall not include any Wholesale Receivables. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

                  "Receivables Sale Agreement" means that certain Receivables Sale Agreement, dated as of the date hereof, between the Originator and Seller, as the same may be amended, restated or otherwise modified from time to time.

                  "Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

                  "Reduction Notice" has the meaning set forth in Section 2.3.

                  "Reference Bank" means Fleet National Bank or such other bank as the Deal Agent shall designate.

                  "Regulatory Change" has the meaning set forth in Section 11.2.

                  "Reinvestment" has the meaning set forth in Section 3.2(b).

                  "Related Security" means, with respect to any Receivable:

                  (i) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                  (ii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                  (iii) all service contracts and other contracts and agreements associated with such Receivable,

                  (iv) all Records related to such Receivable,

                  (v) all of Seller's right, title and interest in, to and under any contracts or agreements providing for the servicing of such Receivable,

                  (vi) all of Seller's right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable, and

                  (vii) all proceeds of any of the foregoing.

                  "Required Alternate Investors" means, at any time, Alternate Investors whose Pro Rata Shares are equal to or greater than 66 2/3%, provided, that at any time all of the Investors hereunder are members of only two Purchaser Groups, "Required Alternate Investors" means all of the Alternate Investors.

                  "Required Notice Period" means three Business Days.

                  "Required Ratings" has the meaning set forth in Section
13.1(b).

                  "Reserve Percentage" means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D of the Board of Governors of the Federal Reserve System .

                  "Responsible Officer" means, with respect to any Person, its chief financial officer, the chief accounting officer, the senior vice president-finance, the treasurer, or corporate controller, or any other officer of whose primary duties are similar to the duties of any of the previously listed officers.

                  "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to the Originator or their Affiliates in reimbursement of actual management services performed).

                  "Seller" has the meaning set forth in the preamble to this Agreement.

                  "Seller Parties" has the meaning set forth in the preamble to this Agreement.

                  "Servicer" means at any time the Person (which may be the Deal Agent) then authorized pursuant to Article IX to service, administer and collect Receivables.

                  "Servicing Fee" has the meaning set forth in Section 9.7.

                  "Settlement Date" means (A) if during a Monthly Reporting Period, the 17th of each calendar month, or if such date is not a Business Day, the next succeeding Business Day, (B) if during a Weekly Reporting Period, the date which is one (1) Business Day after a Weekly Report is due, or (C) if during a Daily Reporting Period, the date which is one (1) Business Day after a Daily Report is due.

                  "Settlement Period" means (A) in respect of each Investor Interest of a Conduit Investor, (i) in the case of the first Settlement Period, the date from and including the date of the initial Incremental Purchase to, but excluding the next Settlement Date and (ii) thereafter, the date from and including each Settlement Date to, but excluding the next Settlement Date, and
(B) in respect of each Investor Interest of the Alternate Investors, the entire Tranche Period of such Investor Interest.

                  "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which more than 50% of the outstanding shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, through one or more Subsidiaries of such Person, by such Person.

                  "Supplemental Report" means a Weekly Report or a Daily Report, as applicable.

                  "Terminating Alternate Investor" has the meaning set forth in
Section 13.5(a)(i).

                  "Terminating Tranche" has the meaning set forth in Section 5.4(b).

                  "Termination Date" has the meaning set forth in Section 3.3.

                  "Termination Percentage" has the meaning set forth in Section 3.3.

                  "Tranche Period" means, with respect to any Investor Interest held by an Alternate Investor, including any Investor Interest or undivided interest in an Investor Interest assigned or pledged to an Alternate Investor pursuant to a Liquidity Agreement:

                  (a) if Yield for such Investor Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the applicable Managing Agent and Seller, commencing on a Business Day selected by Seller or such Managing Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

                  (b) if Yield for such Investor Interest is calculated on the basis of the Prime Rate, a period commencing on a Business Day selected by Seller and agreed to by the applicable Managing Agent.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Investor Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the applicable Managing Agent.

                  "Transaction Documents" means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, each Blocked Account Agreement, the Fee Letter, the Subordinated Note (as defined in the Receivables Sale Agreement), the P.O. Box Transfer Agreement and all other instruments, documents and agreements executed and delivered in connection herewith.

                  "Turnover Rate" means, as of the last day of any Accrual Period, the ratio (expressed as a percentage) of (i) the aggregate Outstanding Balance of all Receivables as of the last day of the immediately preceding Accrual Period divided by (ii) the aggregate Collections for the current Accrual Period.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                  "Unbilled Receivables" means Receivables in respect of which an invoice addressed to the Obligor thereof has not been sent.

                  "Unbilled Receivables Concentration Percentage" means 50.0%.

                  "Weekly Report" means a report in substantially the form set forth in Exhibit IX hereto (appropriately completed), furnished by the Servicer to the Managing Agents pursuant to Section 9.5.

                  "Weekly Reporting Period" means any period which is not a Daily Reporting Period during which the Originator's corporate or counterparty rating shall be BB+ or lower by S&P, Ba1 or lower by Moody's or, if rated by Fitch, BB+ or lower by Fitch.

                  "Wholesale Receivables" means any indebtedness and other obligations owed to Seller or the Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement or hereunder) or in which Seller or the Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods, gas or electricity, the transportation of gas or the rendering of services by the Originator to a customer who is not either (i) a "residential customer" in accordance with the Credit and Collection Policy or (ii) a "commercial customer." A "commercial customer" shall include any business to whom goods, gas or power is provided on a metered or measured basis for on-site commercial or industrial uses.

                  "Yield" means (a) for each respective Settlement Period relating to Investor Interests of the Alternate Investors, including any Investor Interests or undivided interest in an Investor Interest assigned to an Alternate Investor pursuant to a Liquidity Agreement, an amount equal to the product of the applicable Bank Rate for each Investor Interest multiplied by the Capital of such Investor Interest for each day elapsed during such Settlement Period, annualized on a 360 day basis (or a 365 or 366 day basis, as applicable, in the case of the Prime Rate), and (b) for each respective Settlement Period relating to Investor Interests of the Conduit Investors, other than an Investor Interest which, or an undivided interest in which, has been assigned by a Conduit Investor to an Alternate Investor pursuant to a Liquidity Agreement, an amount equal to the product of the applicable CP Rate multiplied by the Capital of such Investor Interest for each day elapsed during such Settlement Period, annualized on a 360 day basis.

                  "Yield Reserve" means, on any date, an amount equal to the product of (i) the Yield Reserve Percentage multiplied by (ii) the Net Receivables Pool Balance as of the close of business of the Servicer on such date.

                  "Yield Reserve Percentage" means, at any time, an amount calculated in accordance with the following formula:

                           YRP = [(ER + SF) x TR x ASF]
                                   -------
                                      12
                  where:

                  ASF      =        Applicable Stress Factor;
                  ER       =        the LIBO Rate;
                  SF       =        Servicing Fee;
                  TR       =        Turnover Rate; and
                  YRP      =        the Yield Reserve Percentage.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New Mexico, and not specifically defined herein, are used herein as defined in such
Article 9.

                                   ARTICLE II.
                              PURCHASE ARRANGEMENTS

                  Section 2.1 Purchase Facility.

                  (a) Upon the terms and subject to the conditions hereof, Seller hereby sells and assigns Investor Interests to the Deal Agent, for the benefit of the Investors. In accordance with the terms and conditions set forth herein, each Conduit Investor may, at its option, instruct the related Managing Agent to purchase on its behalf through the Deal Agent, or if such Conduit Investors shall decline to purchase, the Managing Agents shall purchase, on behalf of the applicable Alternate Investors through the Deal Agent, Investor Interests from time to time in an aggregate amount not to exceed the Program Limit, and for each Purchaser Group in an aggregate amount not to exceed the Group Purchase Limit for such Purchaser Group during the period from the date hereof to but not including the Amortization Date.

                  (b) Seller may, upon at least 10 Business Days' notice to each Managing Agent and the Deal Agent, terminate in whole or reduce in part, ratably among the Alternate Investors, the unused portion of the Program Limit and the Group Purchase Limits; provided that each partial reduction of the Program Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

                  Section 2.2 Increases. The Seller or the Servicer, at the Seller's direction, shall provide each Managing Agent with at least two Business Days' prior notice in the form set forth as Exhibit I hereto of each Incremental Purchase (collectively, a "Purchase Notice"). Each Purchase Notice shall be subject to Section 7.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000 for each Purchaser Group), date of purchase and, in the case of an Incremental Purchase to be funded by the Alternate Investors, the requested Bank Rate and Tranche Period. Following receipt of a Purchase Notice, each Managing Agent will determine whether the Conduit Investor in its Purchaser Group agrees to make the purchase. If any Conduit Investor declines to make a proposed purchase, its Managing Agent shall promptly notify the Deal Agent and the Servicer and the Servicer may cancel the Purchase Notice in its entirety or, in the absence of such a cancellation, the Incremental Purchase of the Investor Interest will be made by the Alternate Investors in such Conduit Investor's Purchaser Group. Each Incremental Purchase to be made hereunder shall be made ratably among the Purchaser Groups in accordance with their Group Purchase Limits. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VII, each Conduit Investor or the applicable Alternate Investors, as applicable, shall make available to the related Managing Agent at its address listed beneath its signature on its signature page to this Agreement (or on the signature page to the Joinder Agreement pursuant to which it became a party hereto), for deposit to such account of the Seller designated in the Purchase Notice, in immediately available funds, no later than 12:00 noon (New York time), an amount equal to
(i) in the case of a Conduit Investor, its Conduit Investor Percentage of the aggregate Purchase Price of the Investor Interests then being purchased or (ii) in the case of an Alternate Investor, such Alternate Investor's Pro Rata Share of the aggregate Purchase Price of the Investor Interests then being purchased.

                  Section 2.3 Decreases. The Seller or the Servicer, at the Seller's direction, shall provide each Managing Agent with prior written notice in conformity with the Required Notice Period (a "Reduction Notice") of any proposed reduction of Aggregate Capital from Collections. Such Reduction Notice shall designate (i) the date (the "Proposed Reduction Date") upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Capital to be reduced which shall be applied to the Investor Interests of the Investors in accordance with their respective Capital Pro Rata Shares. Only one (1) Reduction Notice shall be outstanding at any time.

                  Section 2.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than noon (New York time) on the day when due in immediately available funds, and if not received before noon (New York time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to an Investor they shall be paid to the related Managing Agent, for the account of such Investor, at its address listed beneath its signature page to this Agreement (or on the signature page to the Joinder Agreement pursuant to which it became a party hereto) until otherwise notified by such Managing Agent. All computations of Yield (other than Yield calculated using the Prime Rate), per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 for the actual number of days elapsed. All computations of Yield calculated using the Prime Rate shall be made on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

                                  ARTICLE III.
                            PAYMENTS AND COLLECTIONS

                  Section 3.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall promptly pay to each Managing Agent when due, for the account of the related Investor or Investors on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Alternate Investors), (ii) all amounts payable as Yield, (iii) all amounts payable as Deemed Collections in accordance with Sections 3.2 and 3.4 hereof), (iv) all amounts payable pursuant to Section 3.7, (v) all amounts payable pursuant to Article XI, if any, (vi) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (vii) all Broken Funding Costs and (viii) all Default Fees (collectively, the "Obligations"). If Seller fails to pay any of the Obligations when due, or if Servicer fails to make any deposit required to be made by it under this Agreement when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections, Seller shall immediately pay such Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections shall be held in trust by Seller for the exclusive benefit of the Investors, each Managing Agent and the Deal Agent.

                  Section 3.2 Collections Prior to Amortization.

                  (a) Subject to the following paragraph (b), prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 3.2.

                  (b) At any time any Collections or Deemed Collections are received by the Servicer prior to the Amortization Date:

                  (i) the Servicer shall set aside the Termination Percentage of Collections and Deemed Collections evidenced by the Investor Interests of each Terminating Alternate Investor, and

                  (ii) Seller hereby requests and the Investors (other than any Terminating Alternate Investors) hereby agree to make (subject to the conditions precedent set forth in Section 7.2 and the requirements of
         Section 3.7), simultaneously with such receipt, a reinvestment (each a "Reinvestment") with that portion of the balance of each and every Collection received or Deemed Collected deemed received by the Servicer that is part of any Investor Interest, such that after giving effect to such Reinvestment, the amount of Aggregate Capital immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Aggregate Capital immediately prior to such receipt.

                  (c) On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Managing Agents' respective accounts the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 3.1):

                  first, to the payment of the Servicer's reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if an Affiliate of the Seller is not then acting as the Servicer, second, ratably to the payment of all accrued and unpaid
         Yield,

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

                  third, ratably to the payment of all accrued and unpaid fees under the Fee Letter,

                  fourth, to reduce the Capital of all Investor Interests of Terminating Alternate Investors to zero, applied ratably to each Terminating Alternate Investor according to its respective Termination Percentage, fifth, to reduce Capital of outstanding Investor Interests in an amount, if any, necessary so that the aggregate of the Investor Interests does not exceed the Maximum Investor Interest applied ratably in accordance with the Capital Pro Rata Share of the Investors of each such Managing Agent's Purchaser Group, sixth, for the ratable payment of all other unpaid
         Obligations,

                  seventh, to fund any Aggregate Reduction on such Settlement Date applied ratably in accordance with the Capital Pro Rata Share of the Investors of each such Managing Agent's Purchaser Group, and eighth, any balance remaining thereafter shall be remitted from the Servicer to Seller on such Settlement Date.

                  In the event that, pursuant to Section 2.3, an Aggregate Reduction is to take place on a date other than a Settlement Date, on the date of such Aggregate Reduction, the Servicer shall remit to the Managing Agents' respective accounts ratably in accordance with the Capital Pro Rata Shares of the Investors in each such Managing Agent's Purchaser Group, out of the amounts set aside pursuant to this Section 3.2, an amount equal to such Aggregate Reduction to be applied in accordance with Section 2.3.

                  Section 3.3 Terminating Alternate Investors. Each Terminating Alternate Investor shall be allocated a ratable portion of Collections and Deemed Collections from the date of its becoming a Terminating Alternate Investor (the "Termination Date") until such Terminating Alternate Investor's Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Alternate Investor as a percentage equal to
(i) Capital of such Terminating Alternate Investor outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the "Termination Percentage"). Each Terminating Alternate Investor's Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Alternate Investor's Capital shall be reduced ratably with all Investors in accordance with Section 3.4.

                  Section 3.4 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Investor Interest, all Collections and Deemed Collections received on such day and an additional amount of funds of the Seller for the payment of any accrued and unpaid Obligations owed by Seller and not previously paid by Seller in accordance with Section 3.1. On and after the Amortization Date, the Servicer shall (i) remit to the Managing Agents' respective accounts established for the benefit of the related Investors, in accordance with the applicable Capital Pro Rata Shares, the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Aggregate Capital and any other Aggregate Unpaids.

                  Section 3.5 Application of Collections. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 3.4, the Servicer shall distribute funds:

                  first, to the payment of the Servicer's reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if an Affiliate of the Seller is not then acting as the Servicer, second, to the reimbursement of the Deal Agent's and each Managing Agent's costs of collection and enforcement of this Agreement,

                  third, ratably to the payment of all accrued and unpaid Yield,

                  fourth, ratably to the payment of all accrued and unpaid fees under the Fee Letter,

                  fifth, (to the extent applicable) to the ratable reduction of the Aggregate Capital (without regard to any Termination Percentage),

                  sixth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, and seventh, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.

                  Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 3.5, shall be shared ratably (within each priority) among the Deal Agent, the Managing Agents and the Investors in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

                  Section 3.6 Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Deal Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.

                  Section 3.7 Maximum Investor Interests. Seller shall ensure that the Investor Interests of the Investors shall at no time exceed in the aggregate the Maximum Investor Interest. If the aggregate of the Investor

Interests of the Investors exceeds the Maximum Investor Interest, Seller shall pay to each Managing Agent, within (i) at any time a Monthly Reporting Period is in effect, two (2) Business Days, and (ii) at any time a Daily or Weekly Reporting Period is in effect, one (1) Business Day, an amount such that, after giving effect to such payment, the aggregate of the Investor Interests equals or is less than the Maximum Investor Interest. Amounts paid by the Seller under this Section 3.7 shall be applied to the outstanding Capital of the Investors ratably in accordance with such Investors' respective Capital Pro Rata Shares.

                  Section 3.8 Clean Up Call. In addition to the Servicer's rights pursuant to Section 2.3, Servicer shall have the right (after providing written notice to each Managing Agent in accordance with the Required Notice Period), at any time following the reduction of the Capital to a level that is less than 10.0% of the original Program Limit, to repurchase from the Investors all, but not less than all, of the then outstanding Investor Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Investor, any Managing Agent or the Deal Agent.

                                   ARTICLE IV.
                                 CONDUIT FUNDING

                  Section 4.1 Yield. Seller shall pay Yield with respect to the Capital associated with each Investor Interest of each Conduit Investor for each day that any Capital in respect of such Investor Interest is outstanding; provided, that any Investor Interest, or portion thereof, which, or an undivided interest in which, is being funded by the Alternate Investors of such Conduit Investor's Purchaser Group pursuant to such Conduit Investor's Liquidity Agreement shall accrue Yield pursuant to Article V. Each Investor Interest funded substantially with Pooled Commercial Paper of a Conduit Investor, if any, will accrue Yield at the applicable CP Rate each day on a pro rata basis, based upon the percentage share the Capital in respect of such Investor Interest represents in relation to all assets held by such Conduit Investor and funded substantially with Pooled Commercial Paper.

                  Section 4.2 Payments. On each Settlement Date, Seller shall pay to each Managing Agent (for the benefit of each Conduit Investor in its Purchaser Group) an aggregate amount equal to all accrued and unpaid Yield in respect of the Capital associated with all Investor Interests of such Conduit Investor for the immediately preceding Settlement Period in accordance with
Article III.

                  Section 4.3 Calculation of Yield. On the third (3rd) Business Day immediately preceding each Settlement Date, each Conduit Investor or the related Managing Agent shall calculate the aggregate amount of Yield in respect of the Capital associated with all Investor Interests of such Conduit Investor for the immediately preceding Settlement Period and shall notify Seller of such aggregate amount.

                                   ARTICLE V.
                          FINANCIAL INSTITUTION FUNDING

                  Section 5.1 Alternate Investor Funding Provisions. Each Investor Interest of the Alternate Investors shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Prime Rate in accordance with the terms and conditions hereof. The initial Bank Rate for any Investor Interest transferred to the Alternate Investors pursuant to the terms and conditions hereof shall be the LIBO Rate, unless the availability of the LIBO Rate has been suspended pursuant to Section 5.5 below. If any Alternate Investor acquires by assignment from the Conduit Investor in its Purchaser Group all or any portion of an Investor Interest (or an undivided interest therein) pursuant to such Conduit Investor's Liquidity Agreement, each Investor Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

                  Section 5.2 Yield Payments. On each Settlement Date for each Investor Interest of the Alternate Investors, Seller shall pay to each Managing Agent (for the benefit of the Alternate Investors in its Purchaser Group) an aggregate amount equal to the accrued and unpaid Yield in respect of the Capital associated with the Investor Interests of the applicable Alternate Investors for the immediately preceding Settlement Period in accordance with Article III.

                  Section 5.3 Calculation of Yield. On the third (3rd) Business Day immediately preceding each Settlement Date, each Alternate Investor or the related Managing Agent shall calculate the aggregate amount of Yield in respect of the Capital associated with all Investor Interests of such Alternate Investor for the immediately preceding Settlement Period and shall notify Seller of such aggregate amount.

                  Section 5.4 Selection and Continuation of Tranche Periods.

                  (a) With consultation from (and approval by) each related Managing Agent, the Servicer shall from time to time request Tranche Periods for the Investor Interests of the Alternate Investors, provided that, (i) if at any time the Alternate Investors shall have an Investor Interest, the Servicer shall always request Tranche Periods such that at least one Tranche Period shall end on the next Settlement Date and (ii) no more than three (3) Tranche Periods for each Purchaser Group shall be outstanding at any time.

                  (b) The Servicer or the Deal Agent, with the consent or at the direction of the Managing Agent for the Investors holding such Investor Interest, may, upon notice to and consent by the other received at least three
(3) Business Days prior to the last day of a Tranche Period (the "Terminating Tranche") for any Investor Interest, effective on such last day, (i) divide any such Investor Interest into multiple Investor Interests, or (ii) combine any such Investor Interest with one or more other Investor Interests which either have a Terminating Tranche ending on such day or are newly created on such day (subject to the Conduit Investors' ability to accommodate such division or combination), provided, in no event may an Investor Interest of a Conduit Investor be combined with an Investor Interest of the Alternate Investors.

                  Section 5.5 Suspension of the LIBO Rate. (a) If any Alternate Investor notifies its related Managing Agent that it has determined in good faith that the introduction of or any change in or in the interpretation or application of any law or regulation by any Government Authority (in each case after the date of this Agreement) makes it unlawful, or any central bank or other Government Authority asserts after the date of this Agreement that it is unlawful, for any Alternate Investor to maintain Investor Interests at the LIBO Rate, then such Managing Agent shall notify the Deal Agent and shall suspend the availability of such LIBO Rate and select the Prime Rate for any Investor Interest accruing Yield at such LIBO Rate, and the then current Tranche Period for such Investor Interest shall thereupon be terminated and a new Tranche Period based upon the Prime Rate shall commence.

                  (b) If less than all of the Alternate Investors give a notice to the Managing Agents pursuant to Section 5.5(a), each Alternate Investor which gave such a notice shall be obligated, at the request of Seller or such Alternate Investor's Managing Agent (on behalf of the related Conduit Investor or Conduit Investors), to assign all of its rights and obligations hereunder to
(i) another Alternate Investor or (ii) another funding entity nominated by Seller that is acceptable to the related Conduit Investor or Conduit Investors and willing to participate in this Agreement and the related Liquidity Agreement through the Liquidity Termination Date in the place of such notifying Alternate Investor; provided that (i) the notifying Alternate Investor receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Alternate Investor's Capital Pro Rata Share of the Capital and Yield owing to all of the Alternate Investors and all accrued but unpaid fees and other costs and expenses payable in respect of its Capital Pro Rata Share of the Investor Interests of the Alternate Investors, and (ii) the replacement Alternate Investor otherwise satisfies the requirements of Section 13.1(b).

                                   ARTICLE VI.
                         REPRESENTATIONS AND WARRANTIES

                  Section 6.1 Representations and Warranties of The Seller Parties. Each Seller Party hereby represents and warrants to the Deal Agent, the Managing Agents and the Investors, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

                  (a) Corporate Existence and Power. Such Seller Party is a corporation duly formed, validly existing and in good standing under the laws of its state of formation. Such Seller Party is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

                  (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller's use of the proceeds of purchases made hereunder, are within its powers and

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

authority and have been duly authorized by all necessary action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

                  (c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, including without limitation, the Public Utility Holding Company Act of 1935, as amended, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (d) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder, except for (i) the filing of the financing statements required hereunder and (ii) the approval of the New Mexico Public Regulation Commission, each of which shall have been duly made or obtained.

                  (e) Actions, Suits. There is no litigation, action, suit or other legal or governmental proceeding pending or, to the best knowledge of either Seller Party, threatened, at law or in equity, or before or by any arbitrator or Government Authority relating to the transactions under this Agreement.

                  (f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All written information heretofore furnished by such Seller Party or any of its Affiliates to the Deal Agent, the Managing Agents or the Investors for purposes of or in connection with this Agreement, any Monthly Report, any Supplemental Report, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Deal Agent, the Managing Agents or the Investors will be, when taken as a whole, true and accurate in all material respects on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, when taken as a whole, not misleading.

                  (h) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (i) Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related Security.

                  (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Deal Agent for the benefit of the relevant Investor or Investors (and the Deal Agent for the benefit of such Investor or Investors shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the ownership interest of the Deal Agent, for the benefit of the Investors, in the Receivables, the Related Security and the Collections.

                  (k) Places of Business and Locations of Records. The principal places of business, chief executive office and jurisdiction of incorporation of such Seller Party and the offices where it keeps all of its Records are located at the address(es) and in the jurisdiction listed on Exhibit II or such other locations of which the Deal Agent and the Managing Agents have been notified in accordance with Section 8.2(a) in jurisdictions where all action required by
Section 14.4(a) has been taken and completed. Seller is organized as a corporation under the laws of the state of Delaware. Seller's Delaware organizational identification number and Federal Employer Identification Number are correctly set forth on Exhibit II.

                  (l) Collections. The names and addresses of all Collection Banks in existence on the Closing Date, together with the account numbers of the Blocked Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III. Seller has not granted any Person, other than the Deal Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Blocked Account, or the right to take dominion and control of any such Lock-Box or Blocked Account at a future time or upon the occurrence of a future event.

                  (m) Material Adverse Effect. Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller,
(B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

                  (n) Names. Seller has not used any names, trade names or assumed names other than the name in which it has executed this Agreement.

                  (o) Ownership of Seller. PSCNM owns, directly or indirectly, 100% of the issued and outstanding equity interests of Seller, free and clear of any Adverse Claim. There are no outstanding options, warrants or other rights to acquire securities of Seller.

                  (p) Not a Holding Company or an Investment Company. Such Seller Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute or, if so, is in compliance with the requirements thereof or not subject to such requirements. Such Seller Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (q) Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any material laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

                  (r) Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, other than as permitted under
Section 8.2(c) and in compliance with the notification requirements in Section 8.1(a)(v).

                  (s) Payments to Originator. With respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to the Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by the Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. ss.ss. 101 et seq.), as amended.

                  (t) Enforceability of Contracts. To the Seller's knowledge, each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (u) Eligible Receivables. To the Seller's knowledge, each Receivable included in the Net Receivable Pool Balance as an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement was an Eligible Receivable on such purchase date.

                  (v) Net Receivable Pool Balance. Each Seller Party has determined that, immediately after giving effect to each purchase hereunder, the Net Receivable Pool Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.

                  (w) Purpose. Seller has determined that, from a business viewpoint, the purchases of the Receivables and related interests thereto from the Originator under the Receivables Sale Agreement, and the sales of Receivable Interests to the Investors and the other transactions contemplated herein, are in the best interests of Seller.

                                   ARTICLE VII.
                             CONDITIONS OF PURCHASES

                  Section 7.1 Conditions Precedent to Initial Incremental Purchase. The initial Incremental Purchase of an Investor Interest under this Agreement is subject to the conditions precedent that the Deal Agent and each Managing Agent shall have received on or before the date of such purchase those documents listed on Schedule B and all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

                  Section 7.2 Conditions Precedent to All Purchases. Each Incremental Purchase of an Investor Interest (other than pursuant to Section 13.1) shall be subject to the further conditions precedent that in the case of each such purchase: (a) the Servicer shall have delivered to the Managing Agents on or prior to the date of such purchase, in form and substance satisfactory to the Managing Agents, all Periodic Reports as and when due under Section 9.5 and upon the Deal Agent's or any Managing Agent's request, the Servicer shall have delivered to the Managing Agents at least three (3) days prior to such purchase an interim Monthly Report showing the amount of Eligible Receivables; (b) the Amortization Date shall not have occurred; and (c) on the date of each such Incremental Purchase, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase shall be deemed a representation and warranty by Seller that such statements are then true):

                  (i) the representations and warranties set forth in Section
         6.1 are (A) with respect to any representations and warranties which contain a materiality qualifier, true and correct on and as of the date of such Incremental Purchase as though made on and as of such date and
         (B) with respect to any representations and warranties which do not contain a materiality qualifier, true and correct in all material respects on and as of the date of such Incremental Purchase as though made on and as of such date;

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

                  (ii) no event has occurred and is continuing, or would result from such Incremental Purchase, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase, that would constitute a Potential Amortization Event; and

                  (iii) the Aggregate Capital does not exceed the Program Limit and the aggregate Investor Interests do not exceed the Maximum Investor Interest.

It is expressly understood that each Reinvestment shall, unless otherwise directed by any Managing Agent or any Investor, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent.

                                  ARTICLE VIII.
                                    COVENANTS

                  Section 8.1 Affirmative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

                  (a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Deal Agent and the Managing Agents:

                  (i) Annual Reporting. Within 120 days after the close of each of the Seller's fiscal years, unaudited financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for such fiscal year, all certified by a Responsible Officer of the Seller as fairly presenting in all material respects the financial condition and results of operations of the Seller in accordance with GAAP.

                  (ii) Quarterly Reporting. Within 60 days after the close of the first three (3) quarterly periods of each of the Seller's fiscal years, balance sheets of the Seller as at the close of each such period and statements of income and retained earnings and a statement of cash flows for the Seller for the period from the beginning of such fiscal year to the end of such quarter, all certified by a Responsible Officer of the Seller as fairly presenting in all material respects the financial condition and results of operations of the Seller in accordance with GAAP.

                  (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by the Seller's Responsible Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                  (iv) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Deal Agent, any Managing Agent or any Investor, copies of the same.

                  (v) Change in Credit and Collection Policy. At least thirty
         (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting each Managing Agent's consent thereto.

                  (vi) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Deal Agent or any Managing Agent may from time to time reasonably request in order to protect the interests of the Deal Agent, the Managing Agents, and the Investors under or as contemplated by this Agreement.

                  (b) Notices. Such Seller Party will notify the Deal Agent and each Managing Agent in writing of any of the following promptly (and in any case within two (2) Business Days) upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                  (i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of a Responsible Officer of such Seller Party.

                  (ii) Judgment and Proceedings. (A)(1) The entry of any judgment or decree against the Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its Subsidiaries exceeds $5,000,000, or (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.

                  (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (iv) Termination Date. The occurrence of the "Termination Date" under and as defined in the Receivables Sale Agreement.

                  (c) Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will (a) comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject and (b) will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, in the case of the foregoing clauses (a) and (b) except where the failure to do so could not be reasonably be expected to have a Material Adverse Effect.

                  (d) Audits. Such Seller Party will furnish to the Deal Agent and each Managing Agent and their respective representatives at all times, upon reasonable prior notice, full and reasonable access during regular business hours to all offices and Records of such Seller Party (wheresoever located, including, without limitation, any repository used by the Servicer on the Seller's behalf, to store any such Records), as appropriate to verify such Seller Party's compliance with this Agreement, and permit each of the Deal Agent and each Managing Agent and their representatives to examine and audit the same, and make photocopies and/or computer tape or other digital media replicas thereof, and each Seller Party agrees to render to the Deal Agent and each Managing Agent and their representatives, at such Seller Party's sole cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Deal Agent and each Managing Agent and their respective representatives shall also have the right to discuss each Seller Party's affairs with such Seller Party's officers and independent accountants and to verify under appropriate procedures the validity, amount, quality, quantity, value and condition of, or any other matter relating to, the Receivables and the Related Security. The number and frequency of any such audits shall be limited to such number and frequency as shall be reasonable in the exercise of the Deal Agent's or Managing Agent's, as applicable, reasonable commercial judgment, but shall in no event be limited to fewer than two such audits per year. Each such audit shall be at the sole expense of the Seller.

                  (e) Keeping and Marking of Records and Books.

                  (i) The Servicer will (and will cause the Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause the Originator to) give the Deal Agent and each Managing Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                  (ii) Such Seller Party will (and will cause the Originator to)
         (A) on or prior to the date hereof, mark its master data processing records relating to the Investor Interests with the following legend:

                  These Receivables have been sold by Public Service Company of New Mexico to PNM Receivables Corp. pursuant to the Receivables Sale Agreement dated as of April 8, 2003. PNM Receivables Corp. has granted an undivided percentage ownership interest and/or a security interest in this Receivable to Fleet Securities, Inc., as Deal Agent for the Investors from time to time party to that certain Receivables Purchase Agreement dated as of April 8, 2003.

         and (B) following the occurrence and during the continuation of an Amortization Event, upon the request of the Deal Agent or any Managing Agent, mark each Contract with a legend describing the Investor Interests.

                  (f) Compliance with Contracts and Credit and Collection Policy. Such Seller Party will (and will cause the Originator to) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables to the extent a failure to comply would adversely affect the collectibility of such Receivables, provided that such Seller Party shall not be required to comply (or cause the Originator to comply) with the Federal Assignment of Claims Act, and
(ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                  (g) Performance and Enforcement of Receivables Sale Agreement. Seller will perform its obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in compliance with the terms thereof and will, to the extent necessary in its reasonable business judgment, enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement, provided, that after the occurrence and during the continuation of an Amortization Event, the Seller shall enforce its rights and remedies under the Receivables Sale Agreement at the direction of the Deal Agent. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Deal Agent and the Investors as assignees of Seller) under the Receivables Sale Agreement as the Deal Agent or any Managing Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

                  (h) Ownership. Seller will (or will cause the Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Deal Agent and the Investors (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's interest in such Receivables, Related Security and Collections and such other action to perfect the interest of Seller therein as the Deal Agent or any Managing Agent may reasonably request), and (ii) establish and maintain, in favor of the Deal Agent, for the benefit of the Investors, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Deal Agent for the benefit of the Investors (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Deal Agent's (for the benefit of the Investors) interest in such Receivables, Related Security and Collections and such other action to perfect the interest of the Deal Agent for the benefit of the Investors as the Deal Agent or any Managing Agent may reasonably request).

                  (i) Investors' Reliance. Seller acknowledges that the Investors are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from the Originator or any Affiliate or Subsidiary (other than Seller) thereof (each, a "PNM Entity"). Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Deal Agent, any Managing Agent or any Investor may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of any PNM Entity thereof and not just a division of a PNM Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

                  (i) conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of any PNM Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

                  (ii) compensate all consultants and agents directly, from Seller's own funds, for services provided to Seller by such consultants and agents and, to the extent any consultant or agent of Seller is also a consultant or agent of any PNM Entity, allocate the compensation of such consultant or agent between Seller and such PNM Entity, as applicable, on a basis that reflects the services rendered to Seller and such PNM Entity, as applicable;

                  (iii) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of any PNM Entity, Seller shall lease such office at a fair market rent;

                  (iv) have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;

                  (v) conduct all transactions with each PNM Entity and the Servicer (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and any PNM Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                  (vi) at all times have a Board of Directors consisting of at least three members, at least one member of which is an Independent Director;

                  (vii) observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors, including the Independent Director;

                  (viii) maintain Seller's books and records separate from those of any PNM Entity and otherwise readily identifiable as its own assets rather than assets of a PNM Entity;

                  (ix) prepare separate financial statements from those of any PNM Entity and insure that any consolidated financial statements of any PNM Entity that include it and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that it is a separate entity and that its assets will be available first and foremost to satisfy the claims of its creditors;

                  (x) except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of any PNM Entity and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which only Seller or Servicer makes deposits and from which only Seller or Servicer (or the Deal Agent or Managing Agents hereunder) has the power to make withdrawals;

                  (xi) pay all of Seller's operating expenses from Seller's own assets (except for certain payments by a PNM Entity or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 8.1(i));

                  (xii) operate its business and activities such that it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the Originator thereunder for the purchase of Receivables from the Originator under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

                  (xiii) maintain its articles of incorporation and by-laws in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its articles of incorporation and by-laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, this Section 8.1(i) of this Agreement;

                  (xiv) maintain its separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary; and

                  (xv) take such other actions as are reasonably necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Keleher & McLeod, as counsel for Seller, in connection with the closing or initial Incremental Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

                  (j) Collections. Such Seller Party will:

                  (i) Prior to June 9, 2003, (A) at any time neither an Amortization Event nor a Downgrade Event exists, cause all Collections to be remitted to a Blocked Account within two (2) Business Days of receipt thereof by such Seller Party and (B) at any time either an Amortization Event or a Downgrade Event exists, cause all Collections to be remitted directly by the applicable Obligor to either a Lock-Box or a Blocked Account, and, at the Deal Agent's request, transfer the Collections processing function to a third-party Collections processing company pursuant to Section 9.3(b),

                  (ii) From and after June 9, 2003, (A) at any time neither an Amortization Event nor a Downgrade Event exists, cause all Collections to be remitted directly by the applicable Obligor to either a Lock-Box or Blocked Account and (B) at any time either an Amortization Event or a Downgrade Event exists, cause all Collections to be remitted directly by the applicable Obligor to either a Lock-Box or a Blocked Account, and, at the Deal Agent's request, transfer the Collections processing function to a third-party Collections processing company pursuant to
         Section 9.3(b),

                  (iii) cause all proceeds from all Lock-Boxes to be deposited by the Servicer into a Blocked Account, and

                  (iv) cause each Blocked Account to be subject at all times to a Blocked Account Agreement that is in full force and effect.

         In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit such payments (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Blocked Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Deal Agent, the Managing Agents and the Investors. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Blocked Account and shall not grant the right to take dominion and control of any Lock-Box or Blocked Account at a future time or upon the occurrence of a future event to any Person, except to the Deal Agent as contemplated by this Agreement.

                  (k) Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or where the failure to so file or pay could not reasonably be expected to have a Material Adverse Effect. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of any Conduit Investor, the Deal Agent, any Managing Agent or any Alternate Investor.

                  (l) Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller's own expense, such casualty and liability insurance as Seller shall deem appropriate in its good faith business judgment. Seller will pay, or cause to be paid, the premiums therefor. Copies of each policy shall be furnished to the Deal Agent and any Managing Agent in certificated form upon the Deal Agent's or such Managing Agent's request. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Seller's obligations hereunder.

                  (m) Payment to Originator. With respect to any Receivable purchased by Seller from the Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the method of payment and amount and timing of payments to be made to the Originator in respect of the purchase price for such Receivable.

                  Section 8.2 Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

                  (a) Name Change, Offices and Records. Seller will not (and will not permit the Originator to) (i) make any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), identity, corporate structure or location of books and records unless, at least thirty
(30) days prior to the effective date of any such name change, change in corporate structure, or change in location of its books and records Seller notifies the Deal Agent and each Managing Agent thereof and delivers to the Deal Agent such financing statements (Forms UCC-1 and UCC-3) executed by Seller (if required under applicable law) which the Deal Agent or any Managing Agent may reasonably request to reflect such name change, location change, or change in corporate structure, together with such other documents and instruments that the Deal Agent or any Managing Agent may reasonably request in connection therewith and has taken all other steps to ensure that the Deal Agent, for the benefit of itself and the Investors, continues to have a first priority, perfected ownership or security interest in the Receivables, the Related Security related thereto and any Collections thereon, or (ii) change its jurisdiction of organization unless the Deal Agent and each Managing Agent shall have received from the Seller, prior to such change, (A) those items described in clause (i) hereof, and (B) if the Deal Agent, any Managing Agent or any Investor shall so request, an opinion of counsel, in form and substance reasonably satisfactory to such Person, as to such organization and the Seller's or Originator's, as applicable, valid existence and good standing and the perfection and priority of the Deal Agent's ownership or security interest in the Receivables, the Related Security and Collections.

                  (b) Change in Payment Instructions to Obligors. Such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Blocked Account, unless the Deal Agent and each Managing Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Blocked Account, an executed Blocked Account Agreement with respect to the new Blocked Account; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Blocked Account.

                  (c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not, and will not permit the Originator to, make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as otherwise permitted pursuant to Section 9.2(d), the Servicer will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

                  (d) Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Blocked Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Deal Agent and the Investors provided for herein), and Seller will defend the right, title and interest of the Deal Agent and the Investors in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or the Originator.

                  (e) Net Receivable Pool Balance. At no time prior to the Amortization Date shall Seller permit the Net Receivable Pool Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves.

                  (f) Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to the Originator in respect thereof, without the prior written consent of the Deal Agent and each Managing Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 6.1(d) of the Receivables Sale Agreement.

                  (g) Restricted Junior Payments. From and after the occurrence of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in Section 8.2(e).

                  (h) Extension or Amendment of Receivables. Neither Seller nor Servicer will, except as permitted pursuant to Section 9.2(d), extend, amend or otherwise modify the terms of any Receivable, nor amend, modify or waive any term or condition of any Contract.

                  (i) Mergers, Acquisitions, etc. Seller will not merge or consolidate with any other Person, or permit any other Person to merge or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person (whether directly or by purchase, lease or other acquisition of all or substantially all of the assets of such Person or indirectly by purchase or other acquisition of all or substantially all of the capital stock of such other Person).

                                   ARTICLE IX.
                          ADMINISTRATION AND COLLECTION

                  Section 9.1 Designation of Servicer.

                  (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 9.1. PSCNM is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Deal Agent (with the consent or direction of the Required Alternate Investors) may at any time designate as Servicer any Person to succeed PSCNM or any successor Servicer after the occurrence of an Amortization Event.

                  (b) Without the prior written consent of the Deal Agent and the Required Alternate Investors, PSCNM shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Seller and (ii) with respect to certain Defaulted Receivables and/or Charged-Off Receivables, outside collection agencies in accordance with its customary practices. If at any time the Deal Agent shall designate as Servicer any Person other than the initial Servicer, all duties and responsibilities theretofore delegated by PSCNM to any sub-servicer may, at the discretion of the Deal Agent, be terminated forthwith on notice given by the Deal Agent to PSCNM and such sub-servicer.

                  (c) Notwithstanding any delegation by PSCNM pursuant to the foregoing subsection (b), (i) PSCNM shall be and remain primarily liable to the Deal Agent and the Investors for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Deal Agent and the

Investors shall be entitled to deal exclusively with PSCNM in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Deal Agent and the Investors shall not be required to give notice, demand or other communication to any Person other than PSCNM in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. PSCNM, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

                  Section 9.2 Duties of Servicer.

                  (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

                  (b) The Servicer will instruct all Obligors to pay all Collections directly to the Lock-Box. The Servicer shall effect a Blocked Account Agreement substantially in the form of Exhibit V with each bank party to a Blocked Account at any time. In the case of any remittances received in any Lock-Box or Blocked Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Deal Agent delivers to any Collection Bank a Collection Notice pursuant to Section 9.3, the Deal Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a depositary account specified by the Deal Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

                  (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article III. The Servicer shall set aside and hold in trust for the account of Seller and the Investors their respective shares of the Collections in accordance with Article III. The Servicer shall, upon the request of the Deal Agent (with the consent or at the direction of the Required Alternate Investors), segregate, in a manner acceptable to the Deal Agent and the Required Alternate Investors, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article III.

                  (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable or limit the rights of the Deal Agent or the Investors under this Agreement.

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

                  (e) The Servicer shall hold in trust for Seller and the Investors all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, if an Amortization Event exists, as soon as reasonably practicable upon demand of the Deal Agent (with the consent or at the direction of the Required Alternate Investors), deliver or make available to the Deal Agent all such Records, at a place selected by the Deal Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables.

                  (f) Any payment by an Obligor in respect of any indebtedness owed by it to the Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Deal Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

                  Section 9.3 Collection Notices; Transfer of Collections Processing. (a) The Deal Agent is authorized at any time (i) when an Amortization Event exists or (ii) during a Weekly Reporting Period, to deliver to the Collection Banks the Collection Notices. Seller hereby transfers to the Deal Agent for the benefit of the Investors, effective when the Deal Agent delivers such notice, the exclusive ownership and control of each Blocked Account and control of each Lock-Box. In case any authorized signatory of Seller whose signature appears on a Blocked Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Deal Agent, and agrees that the Deal Agent shall be entitled to
(i) when an Amortization Event exists or (ii) during a Weekly Reporting Period
(A) endorse Seller's name on checks and other instruments representing Collections, (B) enforce the Receivables, the related Contracts and the Related Security and (C) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Deal Agent rather than Seller.

                  (b) Upon the Deal Agent's request at any time when (i) an Amortization Event has occurred and is continuing or (ii) a Downgrade Event exists, the Seller and the Servicer shall enter into such agreements, reasonably acceptable to the Deal Agent, as shall be necessary or desirable, in the Deal Agent's sole discretion, to effect a transfer of the Collections processing functions from the Servicer to a third-party Collections processing company reasonably acceptable to the Deal Agent.

                  Section 9.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Deal Agent, the Managing Agents and the Investors of their rights hereunder shall not release the Servicer, the Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. None of the Deal Agent, the Managing Agents or the Investors shall have any obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

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

                  Section 9.5 Reports. The Servicer shall prepare and forward to each Managing Agent (i) (A) during a Monthly Reporting Period, on the 12th day of each month (or if such day is not a Business Day, on the next succeeding Business Day), a Monthly Report, (B) during a Weekly Reporting Period, on the 12th day of each month (or if such day is not a Business Day, on the next succeeding Business Day), a Monthly Report and on Friday of each calendar week (or if such day is not a Business Day, on the next succeeding Business Day), a Weekly Report covering the period from and including Monday of the preceding week to but excluding Monday of such week and (C) during a Daily Reporting Period, on the 12th day of each month (or, if such day is not a Business Day, on the next succeeding Business Day), a Monthly Report and on each Business Day (or such other schedule as may be consented to by the Deal Agent), a Daily Report and (ii) at such times as any Managing Agent shall reasonably request, an aging of Receivables.

                  Section 9.6 Servicing Report of Independent Public Accountants. On an annual basis, unless otherwise agreed by the Managing Agents, on or before April 1st of each such year, the Servicer shall cause nationally recognized independent public accountants acceptable to the Managing Agents (the Managing Agents acknowledge that in each case any of the "Big 4" accounting firms will be acceptable to the Managing Agents) to provide to each of the Servicer, the Seller and the Managing Agents with a certified report setting forth the results of such auditing firm's audit of the Seller's performance under the Facility Documents as determined pursuant to a scope of audit and procedures, substantially similar to those set forth on Schedule C hereto, with such amendments and modifications to such scope and procedures as shall be reasonably acceptable to the Managing Agents and such accounting firm; and the Seller hereby authorizes such accounting firm to discuss such affairs, finances and performance with representatives of the Managing Agent and its designees.

                  Section 9.7 Servicing Fees. In consideration of PSCNM's agreement to act as Servicer hereunder, the Investors hereby agree that, so long as PSCNM shall continue to perform as Servicer hereunder, Seller shall pay over to PSCNM a fee (the "Servicing Fee") on the first calendar day of each month, in arrears for the immediately preceding month, equal to 1.0% per annum of the average aggregate Outstanding Balance of all Receivables during such period, as compensation for its servicing activities. Upon the appointment of a successor servicer hereunder, the Servicing Fee shall be such amount as the Managing Agents shall determine.

                                    ARTICLE X.
                               AMORTIZATION EVENTS

                  Section 10.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

                  (a) Any Seller Party shall fail (i) to make any payment or deposit required hereunder when due and such failure continues for one (1) Business Day, (ii) to perform or observe any term, covenant or agreement contained in Section 8.1(a)-(b) and (g)-(j), Section 8.2, Section 10.1 (other than as referred to in clause (i) of this paragraph (a) and Section 10.1(d)) and with respect to the Servicer only, Section 9.2(b) and Section 9.5, and such failure shall continue for three (3) consecutive Business Days after the earlier

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

of receipt of written notice thereof from the Deal Agent or a Seller Party's Responsible Officer's or other corporate officer's actual knowledge thereof or
(iii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) or (ii) of this paragraph (a) and Section 10.1(d)) and such failure shall continue for twenty (20) consecutive days after the earlier of receipt of written notice thereof from the Deal Agent or a Seller Party's Responsible Officer's or other corporate officer's actual knowledge thereof.

                  (b) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been
(i) with respect to any representations, warranties, certifications or statements which contain a materiality qualifier, incorrect in any respect when made or deemed made and (ii) with respect to any representations, warranties, certifications or statements which do not contain a materiality qualifier, incorrect in any material respect when made or deemed made.

                  (c) A Change of Control shall occur.

                  (d) Any Seller Party or Originator shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any such Person seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) any such Person shall take any corporate action to authorize any of the actions set forth in clauses (i) or
(ii) above in this subsection (d).

                  (e) Seller shall fail to comply with the terms of Section 3.7 hereof.

                  (f) As at the end of any Accrual Period, (i) the Delinquency Ratio shall exceed 11.50%, (ii) the Default Ratio shall exceed 3.00%, (iii) the three Accrual Period rolling average of the Dilution Ratio shall exceed 4.50%, or (iv) the two Accrual Period rolling average of the Collection Ratio shall be less than 85.00%.

                  (g) Failure of Seller to pay any Indebtedness when due.

                  (h) Failure of any PNM Entity to pay any Indebtedness when due (after giving effect to any grace period applicable thereto) in excess of $20,000,000; or the default by any PNM Entity in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any PNM Entity shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

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

                  (i) One or more final judgments for the payment of money in excess of $100,000 shall be entered against Seller on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for ninety (90) consecutive days without a stay of execution.

                  (j) (i) The "Termination Date" under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement, or
(ii) the Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement.

                  (k) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or the Deal Agent for the benefit of the Investors shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Blocked Accounts.

                  (l) Either (i) the ratio of Consolidated Indebtedness to Consolidated Capitalization shall be greater than .65 to 1.0 or (ii) as of the last day of any fiscal quarter of PSCNM, the ratio of Consolidated EBITDA to Consolidated Interest Expense for the twelve month period ending on such date shall be less than 3.0 to 1.0. Defined terms used in this Section 10.1(l) shall have the meanings given to such terms in Schedule D.

                  Section 10.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Deal Agent may, or upon the direction of the Required Alternate Investors shall, with written notice to the Seller and the Servicer, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 10.1(d), or of an actual or deemed entry of an order for relief with respect to the Originator or any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Investors' interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Deal Agent and the Investors otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

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

                                   ARTICLE XI.
                                 INDEMNIFICATION

                  Section 11.1 Indemnities by The Seller Parties. Without limiting any other rights that the Deal Agent, any Managing Agent or any Investor may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Deal Agent, each Managing Agent and each Investor and their respective assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Deal Agent, such Managing Agent or such Investor) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by an Investor of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder or under any other Transaction Documents excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

                  (i) Indemnified Amounts to the extent that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                  (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                  (iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Investors of Investor Interests as a loan or loans by the Investors to Seller secured by the Receivables, the Related Security, the Blocked Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Investors to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) resulting from:

                  (i) any representation or warranty made by any Seller Party or the Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made, provided that for the purposes of this paragraph (i), the representations and warranties made in Section 6.1(t) and (u) shall be evaluated without giving effect to any knowledge qualifiers contained therein;

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

                  (ii) the failure by Seller, the Servicer or the Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of the Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                  (iii) any failure of Seller, the Servicer or the Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                  (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                  (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (vi) the commingling of Collections of Receivables at any time with other funds;

                  (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Investor Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or the Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                  (viii) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from the Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to the Originator under the Receivables Sale Agreement in consideration of the transfer by the Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                  (ix) any failure to vest and maintain vested in the Deal Agent for the benefit of the Investors, or to transfer to the Deal Agent for the benefit of the Investors, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Investor Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

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

                  (x) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

                  (xi) any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action; and

                  (xii) the failure of any Receivable included in the calculation of the Net Receivable Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

                  Section 11.2 Increased Cost and Reduced Return. If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy or accounting standards) or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, accounting standards board or authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, accounting board, central bank or comparable agency (a "Regulatory Change"): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 11.1) or (ii) that imposes, modifies or deems applicable any reserve, capital maintenance requirement, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement, including, without limitation, any reserve requirement which is imposed in respect of Eurocurrency liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, and the result of any of the foregoing is to increase the actual cost to such Funding Source, of making, continuing or maintaining Investor Interests or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Seller shall promptly pay upon demand by the applicable Managing Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction. For the avoidance of doubt, if the issuance of FASB Interpretation No. 46, or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of the Originator or the Seller with the assets and liabilities of the Deal Agent, any Managing Agent, any Alternate Investor or any other Funding Source, such event shall constitute a Regulatory Change subject to this Section 11.2.

                  Section 11.3 Mitigation of Costs.

                  (a) Any Investor claiming reimbursement from the Seller under
Section 11.2 hereof shall use reasonable efforts (including, if requested by the Seller, reasonable efforts to designate a different applicable office of such Investor) to mitigate the amount of such losses, costs, expenses and liabilities, if such efforts can be made and such mitigation can be accomplished without such Investor suffering (i) any economic disadvantage for which such Investor does not receive full indemnity from the Seller under this Agreement or
(ii) any legal or regulatory disadvantage.

                  (b) The agreements contained in this Section 11.3 shall survive the termination of this Agreement and the payment of the Aggregate Unpaids; provided, however, that in no event shall the Seller be obligated to reimburse or compensate any Investor for amounts contemplated by this Section
11.3 for any period before the date that is 120 days before the date upon which such Investor requests in writing such reimbursement or compensation from the Seller.

                  Section 11.4 Other Costs and Expenses. Seller shall pay to the Deal Agent and each Managing Agent five Business days after written demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the costs of auditing the books, records and procedures of Seller, the fees and expenses charged by the rating agencies and the reasonable fees and out-of-pocket expenses of legal counsel for the Deal Agent and each Managing Agent with respect thereto and with respect to advising the Deal Agent and each Managing Agent as to its respective rights and remedies under this Agreement. Seller shall pay to each Conduit Investor, each Managing Agent and the Deal Agent on demand any and all costs and expenses of such Person, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents (including any amendments hereto or thereto), or the administration of this Agreement following an Amortization Event.

                                  ARTICLE XII.
                                   THE AGENTS

                  Section 12.1 Authorization and Action. Each Investor hereby designates and appoints FSI to act as Deal Agent hereunder and under each other Transaction Document, and authorizes the Deal Agent and such Investor's related Managing Agent to take such actions as Deal Agent or Managing Agent, as the case

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

may be, on its behalf and to exercise such powers as are delegated to the Deal Agent or such Managing Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. Neither the Deal Agent nor any Managing Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Investor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Deal Agent or the Managing Agents shall be read into this Agreement or any other Transaction Document or otherwise exist for the Deal Agent or the Managing Agents. In performing their respective functions and duties hereunder and under the other Transaction Documents, (i) the Deal Agent shall act solely as agent for the Investors, (ii) each Managing Agent shall act solely as agent for the Conduit Investors and Alternate Investors in the related Investor Group and (iii) neither the Deal Agent nor any Managing Agent shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party's successors or assigns. Neither the Deal Agent nor any Managing Agent shall be required to take any action that exposes the Deal Agent or the Managing Agents to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Deal Agent and the Managing Agents hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Investor hereby authorizes the Deal Agent and the Managing Agent for its Investor Group, as applicable, to execute each of the Uniform Commercial Code financing statements, this Agreement and such other Transaction Documents as may require the Deal Agent's or such Managing Agent's signature on behalf of such Investor (the terms of which shall be binding on such Investor).

                  Section 12.2 Delegation of Duties. The Deal Agent and the Managing Agents may execute any of their respective duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Deal Agent nor any Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  Section 12.3 Exculpatory Provisions. None of the Deal Agent, the Managing Agents or any of their respective directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Investors for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VII, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. Neither the Deal Agent nor any Managing Agent shall be under any obligation to any Investor to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. Neither the Deal Agent nor any Managing Agent shall be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Deal Agent or such Managing Agent, as applicable, has received notice from Seller or an Investor. No Managing Agent shall have any responsibility hereunder to any Investor other than the Investors in its Investor Group.

                  Section 12.4 Reliance by Agents. The Deal Agent and the Managing Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Deal Agent or any Managing Agent. The Deal Agent and the Managing Agents shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Conduit Investors or the Required Alternate Investors or all of the Investors, as applicable, as they deem appropriate and they shall first be indemnified to their satisfaction by the Investors, provided that unless and until the Deal Agent or any Managing Agent shall have received such advice, or unless the Required Alternate Investors or each Managing Agent, as applicable, shall have directed the Deal Agent to take or refrain from taking any action, the Deal Agent or such Managing Agent may take or refrain from taking any action, as the Deal Agent or such Managing Agent shall deem advisable and in the best interests of the Investors. The Deal Agent and the Managing Agents shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the related Conduit Investors or the Required Alternate Investors or all of the Investors, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Investors.

                  Section 12.5 Non-Reliance on Agents and Other Investors. Each Investor expressly acknowledges that none of the Deal Agent, the Managing Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Deal Agent or any Managing Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Deal Agent or such Managing Agent. Each Investor represents and warrants to the Deal Agent and the Managing Agents that it has and will, independently and without reliance upon the Deal Agent, any Managing Agent or any other Investor and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

                  Section 12.6 Reimbursement and Indemnification. The Alternate Investors agree to reimburse and indemnify the Deal Agent, and the Alternate Investors in each Investor Group agree to reimburse the Managing Agent for such Investor Group, and their respective officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares or Adjusted Pro Rata Shares, as applicable, to the extent not paid or reimbursed by

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the Seller Parties (i) for any amounts for which the Deal Agent, acting in its capacity as Deal Agent, or any Managing Agent, acting in its capacity as a Managing Agent, is entitled to reimbursement by the Seller Parties hereunder and
(ii) for any other expenses incurred by the Deal Agent, in its capacity as Deal Agent, or any Managing Agent, acting in its capacity as a Managing Agent, and acting on behalf of the related Investors, in connection with the administration and enforcement of this Agreement and the other Transaction Documents. If there is a Terminating Alternate Investor, for purposes of this Section, Capital Pro Rata Share and Adjusted Capital Pro Rata Share shall be calculated based on such Terminating Alternate Investor's Commitment immediately prior to its becoming a Terminating Alternate Investor; provided, however, that no Terminating Alternate Investor shall be required to reimburse or indemnify the Deal Agent or any Managing Agent, or their respective officers, directors, employees, representatives or agents for any amounts referenced in this Section 12.6 resulting from events occurring after such Terminating Alternate Investor's Capital shall have been paid in full.

                  Section 12.7 Agents in their Individual Capacities. The Deal Agent, each Managing Agent and each of its respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Seller Party or any Affiliate of any Seller Party as though it were not the Deal Agent or a Managing Agent hereunder. With respect to the acquisition of Investor Interests pursuant to this Agreement, the Deal Agent and each Managing Agent shall have the same rights and powers under this Agreement in its individual capacity as any Investor and may exercise the same as though it were not the Deal Agent or a Managing Agent, and the terms "Alternate Investor," "Investor," "Alternate Investors" and "Investors" shall include the Deal Agent and each Managing Agent in its individual capacity.

                  Section 12.8 Successor Agent. The Deal Agent may, upon five
(5) days' notice to Seller and the Investors, and the Deal Agent will, upon the direction of all of the Investors (other than such Deal Agent, in its individual capacity) resign as Deal Agent. Each Managing Agent may, upon five (5) days' notice to Seller and the Investors in its Purchaser Group, and a Managing Agent will, upon the direction of all the Investors in its Purchaser Group (other than such Managing Agent in its individual capacity), resign as Managing Agent. If the Deal Agent shall resign, then the Required Alternate Investors during such five-day period shall appoint from among the Investors a successor agent. If a Managing Agent shall resign, then the Investors in the related Purchaser Group shall appoint a successor agent during such five-day period. If for any reason no successor agent is appointed by the Required Alternate Investors or the applicable Purchaser Group, as applicable, during such five-day period, then effective upon the termination of such five-day period, the Investors shall perform all of the duties of the Deal Agent, or the Investors in the related Purchaser Group shall perform all of the duties of the applicable Managing Agent, as applicable, hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Investors and for all purposes shall deal directly with the Investors. After the effectiveness of any retiring Deal Agent's or Managing Agent's resignation hereunder as Deal Agent or Managing Agent, as applicable, the retiring Deal Agent or Managing Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XII and Article XI shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Deal Agent or Managing Agent under this Agreement and under the other Transaction Documents.

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                                  ARTICLE XIII.
                           ASSIGNMENTS; PARTICIPATIONS

                  Section 13.1 Assignments. (a) Seller and each Alternate Investor hereby agree and consent to the complete or partial assignment by each Conduit Investor of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Alternate Investors pursuant to this Agreement or pursuant to a Liquidity Agreement or to any other Person, and upon such assignment, such Conduit Investor shall be released from its obligations so assigned. Further, Seller and each Alternate Investor hereby agree that any assignee of any Conduit Investor of this Agreement or all or any of the Investor Interests of such Conduit Investor shall have all of the rights and benefits under this Agreement as if the term "Conduit Investor" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of such Conduit Investor hereunder. Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

                  (b) Any Alternate Investor may at any time assign to one or more Persons ("Purchasing Alternate Investors") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VI hereto (the "Assignment Agreement") executed by such Purchasing Alternate Investor and such selling Alternate Investor, provided, that an assignment made by an Affected Alternate Investor pursuant to paragraph (c) below may occur at any time. The consent of the Conduit Investor or Conduit Investors in such Alternate Investor's Purchaser Group shall be required prior to the effectiveness of any such assignment. In addition, so long as no Amortization Event or Potential Amortization Event has occurred and is continuing at such time, the consent of the Seller (such consent not to be unreasonably withheld or delayed) shall be required prior to the effectiveness of any such assignment. Each assignee of an Alternate Investor must have a short-term debt rating from Standard & Poor's Ratings Group and Moody's Investor Service, Inc. equal to or greater than the ratings required in order to maintain the rating of the commercial paper issued by the related Conduit Investor (the "Required Ratings") and must agree to deliver to the Deal Agent, promptly following any request therefor by the Managing Agent for its Purchaser Group or the affected Conduit Investor or Conduit Investors, an enforceability opinion in form and substance satisfactory to such Managing Agent and such Conduit Investor or Conduit Investors. Upon delivery of the executed Assignment Agreement to the Deal Agent, such selling Alternate Investor shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Alternate Investor shall for all purposes be an Alternate Investor party to this Agreement and shall have all the rights and obligations of an Alternate Investor under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Investors or the Deal Agent shall be required.

                  (c) Each of the Alternate Investors agrees that in the event that it shall cease to have the Required Ratings (an "Affected Alternate Investor"), such Affected Alternate Investor shall be obliged, at the request of the Conduit Investors in such Alternate Investor's Purchaser Group or the applicable Managing Agent, to assign all of its rights and obligations hereunder to (x) another Alternate Investor or (y) another funding entity nominated by such Managing Agent and acceptable to such affected Conduit Investors, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Alternate Investor; provided that the Affected

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Alternate Investor receives payment in full, pursuant to an Assignment
Agreement, of an amount equal to such Alternate Investor's Pro Rata Share of the Aggregate Capital and Yield owing to the Alternate Investors and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Investor Interests of the Alternate Investors. In the event and on the date that an Affected Alternate Investor becomes a Terminating Alternate Investor, the Program Limit shall be reduced by an amount equal to such Affected Alternate Investor's Commitment.

                  Section 13.2 Participations. Any Alternate Investor may, in the ordinary course of its business at any time sell to one or more Persons (each a "Participant") participating interests in its Pro Rata Share of the Investor Interests of the Alternate Investors or any other interest of such Alternate Investor hereunder. Notwithstanding any such sale by an Alternate Investor of a participating interest to a Participant, such Alternate Investor's rights and obligations under this Agreement shall remain unchanged, such Alternate Investor shall remain solely responsible for the performance of its obligations hereunder, and Seller, the Conduit Investors, the Managing Agents and the Deal Agent shall continue to deal solely and directly with such Alternate Investor in connection with such Alternate Investor's rights and obligations under this Agreement. Each Alternate Investor agrees that any agreement between such Alternate Investor and any such Participant in respect of such participating interest shall not restrict such Alternate Investor's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in
Section 14.1(b)(i).

                  Section 13.3 Additional Purchaser Groups. Upon the Seller's request, an additional Purchaser Group may be added to this Agreement at any time by the execution and delivery of a Joinder Agreement by the members of such proposed additional Purchaser Group, the Seller, the Servicer, the Deal Agent and each of the Managing Agents, which execution and delivery shall not be unreasonably refused by such parties. Upon the effective date of such Joinder Agreement, (i) each Person specified therein as a "New Conduit Investor" shall become a party hereto as a Conduit Investor, entitled to the rights and subject to the obligations of a Conduit Investor hereunder, (ii) each Person specified therein as a "New Alternate Investor" shall become a party hereto as an Alternate Investor, entitled to the rights and subject to the obligations of an Alternate Investor hereunder, (iii) each Person specified therein as a "New Managing Agent" shall become a party hereto as a Managing Agent, entitled to the rights and subject to the obligations of a Managing Agent hereunder and (iv) the Program Limit shall be increased by an amount which is equal to (x) the aggregate Commitments of the New Alternate Investors party to such Joinder Agreement divided by (y) 1.02. On or prior to the effective date of such Joinder Agreement, the Seller, the new Conduit Investor and the new Managing Agent shall enter into a fee letter for purposes of setting forth the fees payable to the members of such Purchaser Group in connection with this Agreement, which fee letter shall be considered a "Fee Letter" for all purposes of this Agreement.

                  Section 13.4 Extension of Liquidity Termination Date. The Seller may advise any Managing Agent in writing of its desire to extend the Liquidity Termination Date for an additional 364 days, provided such request is made not more than 60 days prior to, and not less than 45 days prior to, the then current Liquidity Termination Date. Each Managing Agent so advised by the

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

Seller shall promptly notify each Alternate Investor in its related Purchaser Group of any such request and each such Alternate Investor shall notify its related Managing Agent, the Deal Agent and the Seller of its decision to accept or decline the request for such extension no later than 20 days prior to the then current Liquidity Termination Date (it being understood that each Alternate Investor may accept or decline such request in its sole discretion and on such terms as it may elect, and the failure to so notify its Managing Agent, the Deal Agent and the Seller shall be deemed an election not to extend by such Alternate Investor). In the event that at least one Alternate Investor agrees to extend the Liquidity Termination Date, the Seller Parties, the Deal Agent, the extending Alternate Investors and the applicable Managing Agent or Managing Agents shall enter into such documents as such extending Alternate Investors may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by such Alternate Investors, the Managing Agents and the Deal Agent (including reasonable attorneys' fees) shall be paid by the Seller. In the event that any Alternate Investor (a) declines the request to extend the Liquidity Termination Date or (b) is in a Purchaser Group with respect to which the Seller did not seek an extension of the Liquidity Termination Date (each such Alternate Investor being referred to herein as a "Non-Renewing Alternate Investor"), and, in the case of a Non-Renewing Alternate Investor described in clause (a), the Commitment of such Non-Renewing Alternate Investor is not assigned to another Person in accordance with the terms of this
Article XIII prior to the then current Liquidity Termination Date, the Program Limit shall be reduced by an amount equal to each such Non-Renewing Alternate Investor's Commitment on the then current Liquidity Termination Date.

                  Section 13.5 Terminating Alternate Investors.

         (a) (i) Any Affected Alternate Investor or Non-Renewing Alternate Investor which has not assigned its rights and obligations hereunder if requested pursuant to this Article XIII shall be a "Terminating Alternate Investor" for purposes of this Agreement as of the then current Liquidity Termination Date (or, in the case of any Affected Alternate Investor, such earlier date as declared by the Conduit Investor in such Affected Alternate Investor's Purchaser Group).

                  (ii) If an Amortization Event has occurred, and the Alternate Investors in a Purchaser Group have voted or otherwise determined to declare an Amortization Date, but the Alternate Investors in the other Purchaser Groups have voted or otherwise determined not to declare an Amortization Date, then the Alternate Investors in such Purchaser Group (and each Conduit Investor in such Purchaser Group that has any Capital outstanding at such time) may, upon written notice to the Servicer, the Seller and the Deal Agent, elect to become, and shall become, Terminating Alternate Investors effective on the date specified in such notice, which shall be a date no less than three (3) Business Days after the date such notice is received by the Servicer, the Seller and the Deal Agent.

                  (b) The Commitment of any Alternate Investor shall terminate on the date it becomes a Terminating Alternate Investor. Upon reduction to zero of the Capital of all of the Investor Interests of a Terminating Alternate Investor (after application of Collections thereto pursuant to Sections 3.2 and

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3.4) all rights and obligations of such terminating Alternate Investor hereunder shall be terminated and such terminating Alternate Investor shall no longer be a "Alternate Investor" hereunder; provided, however, that the provisions of
Article XI shall continue in effect for its benefit with respect to Investor Interests or the Commitment held by such Terminating Alternate Investor prior to its termination as an Alternate Investor.

                                   ARTICLE XIV.
                                  MISCELLANEOUS

                  Section 14.1 Waivers and Amendments. (a) No failure or delay on the part of the Deal Agent, any Managing Agent or any Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b); it being understood that notwithstanding anything in this Section 14.1(b) to the contrary, no material amendment to this Agreement shall become effective with respect to any Conduit Investor unless, if required by the documents governing such Conduit Investor's commercial paper program, such Conduit Investor (or the applicable Managing Agent on its behalf) shall have received written confirmation from each of the Rating Agencies that such amendment shall not result in the reduction or withdrawal of the rating of such Conduit Investor's Commercial Paper. The Conduit Investors, Seller, the Servicer, the Managing Agents and the Deal Agent, at the direction of the Required Alternate Investors, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

                  (i) without the consent of each affected Investor, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield (or any component thereof), (C) reduce any fee payable to the Deal Agent or any Managing Agent for the benefit of the Investors, (D) except pursuant to Article XIII hereof, change the amount of the Capital of any Investor, any Alternate Investor's Pro Rata Share (except as may be required pursuant to a Conduit Investor's Liquidity Agreement) or any Alternate Investor's Commitment, (E) amend, modify or waive any provision of the definition of Required Alternate Investors or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Maximum Investor Interest", "Applicable Stress Factor", "Delinquency Ratio", "Dilution Ratio", "Dilution Reserve," "Eligible Receivable," "Loss Ratio", "Loss Reserve", "Net Receivables Pool Balance" or "Yield Reserve" or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

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

                  (ii) without the written consent of the then Deal Agent or any Managing Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of the Deal Agent or such Managing Agent, as applicable.

Notwithstanding the foregoing, (i) without the consent of the Alternate Investors in any Purchaser Group (other than the Purchaser Group to which such Alternate Investors are being added), the Deal Agent may, with the consent of Seller, amend this Agreement solely to add additional Persons as Alternate Investors hereunder and (ii) the Deal Agent, the Required Alternate Investors (or the Managing Agents, as applicable) and the Conduit Investors may enter into amendments to modify any of the terms or provisions of Article XII, Article XIII and Section 14.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Investors equally and shall be binding upon Seller, the Investors, the Managing Agents and the Deal Agent.

                  Section 14.2 Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective if given by telecopy, upon the receipt thereof, if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or if given by any other means, when received at the address specified in this Section 14.2. Seller and Servicer hereby authorize the Deal Agent to effect purchases and each Managing Agent to make Tranche Period and Bank Rate selections based on telephonic notices made by any Person whom the Deal Agent or such Managing Agent, as applicable, in good faith believes to be acting on behalf of Servicer. Servicer agrees to deliver promptly to the Deal Agent or the applicable Managing Agent a written confirmation of each telephonic notice signed by an authorized officer of Servicer; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Deal Agent or such Managing Agent, the records of the Deal Agent or such Managing Agent shall govern absent manifest error.

                  Section 14.3 Ratable Payments. If any Investor, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Investor (other than payments received pursuant to Section 11.2 or 11.4) in a greater proportion than that received by any other Investor entitled to receive a ratable share of such Aggregate Unpaids, such Investor agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Investors so that after such purchase each Investor will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Investor, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

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

                  Section 14.4 Protection of Ownership Interests of the Investors. (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary, or that the Deal Agent or any Managing Agent may reasonably request, to perfect, protect or more fully evidence the Investor Interests, or to enable the Deal Agent or the Investors to exercise and enforce their rights and remedies hereunder. At any time after the occurrence and during the continuance of an Amortization Event, the Deal Agent may, (or, at the direction of the Required Alternate Investors, shall) or the Deal Agent may (or, at the direction of the Required Alternate Investors, shall) direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller's expense, of the ownership or security interests of the Investors under this Agreement and may (or, at the direction of the Required Alternate Investors, shall) also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Deal Agent or its designee. Seller or the Servicer (as applicable) shall, at any Investor's request, withhold the identity of such Investor in any such notification.

                  (b) If any Seller Party fails to perform any of its obligations hereunder, the Deal Agent or any Investor may (but shall not be required to) perform, or cause performance of, such obligations, and the Deal Agent's or such Investor's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 11.4. Each Seller Party irrevocably authorizes the Deal Agent at any time and from time to time in the sole discretion of the Deal Agent, and appoints the Deal Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Deal Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Investors in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Deal Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Investors in the Receivables. This appointment is coupled with an interest and is irrevocable.

                  Section 14.5 Confidentiality.

                  (a) Each Seller Party and each Investor shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Deal Agent, any Managing Agent and any Conduit Investor and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that
(i) such Seller Party and such Investor and its officers and employees may disclose such information to such Seller Party's and such Investor's external accountants and attorneys and as required by any applicable law, regulation or order of any judicial or administrative proceeding and (ii) each Seller Party may disclose such information, as requested, to the rating agencies.

                  (b) Each Investor, the Deal Agent, and each Managing Agent agrees to exercise its best efforts to keep, and to cause any third party recipient of the information described in this Section 14.5(b) to keep, any information delivered or made available by the Seller, the Servicer, or the Originator to it, confidential from anyone other than Persons employed or

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

retained by such party who are or are expected to become engaged in evaluating, approving, structuring or administering the transactions contemplated hereunder; provided that nothing shall prevent any Investor, the Deal Agent, or any Managing Agent from disclosing such information (i) to any other Investor or any Affiliate of any Investor for the purpose of administering or enforcing this Agreement, (ii) pursuant to subpoena or upon the order of any court or administrative agency, (iii) upon the request or demand of any governmental authority having jurisdiction over such Investor, (iv) if such information has been publicly disclosed without the recipient's violation of its confidentiality obligations, (v) to the extent reasonably required in connection with any litigation to which either the Deal Agent, any Investor, any Managing Agent, or the Seller, the Servicer or the Originator or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to the Deal Agent's, such Managing Agent's, or such Investor's, as the case may be, legal counsel, independent auditors and other professional advisors, or (viii) to any actual or proposed participant or purchasing Investor (each, a "Transferee") that has agreed in writing to be bound by the provisions of this Section 14.5(b). Unless prohibited from doing so by applicable law, in the event that any Investor, the Deal Agent, or any Managing Agent is legally requested or required to disclose any confidential information pursuant to paragraph (ii), (iii) or (v) of this Section 14.5(b), such party shall notify the Seller, the Servicer or the Originator of such request or requirement and will use reasonable efforts to minimize the disclosure of such information. Subject to the exceptions above to disclosure of information, each of the Investors, the Deal Agent, or the Managing Agent agrees that it shall not publish, publicize, or otherwise make public any information regarding this Agreement or the transactions contemplated hereby without the written consent of the Seller, the Servicer or the Originator, in its sole discretion.

                  Section 14.6 Bankruptcy Petition. Seller, the Servicer, the Deal Agent, each Managing Agent and each Alternate Investor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of a Conduit Investor, it will not institute against, or join any other Person in instituting against, such Conduit Investor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  Section 14.7 Limitation of Liability; Limitation of Payment; No Recourse.

                  (a) No claim may be made by any Seller Party or any other Person against any Conduit Investor, any Managing Agent, the Deal Agent or any Alternate Investor or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  (b) Notwithstanding any provisions contained in this Agreement or any other Transaction Document to the contrary, no Conduit Investor shall be obligated to pay any amount pursuant to this Agreement or any other Transaction Document unless such Conduit Investor has excess cash flow from operations or

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

has received funds which may be used to make such payment and which funds or excess cash flow are not required to repay any of such Conduit Investor's Commercial Paper when due. Any amount which any Conduit Investor does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against such Conduit Investor for any such insufficiency. The agreements in this section shall survive the termination of this Agreement and the other Transaction Documents.

                  (c) Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the obligations of each Conduit Investor under the Transaction Documents are solely the corporate obligations of such Conduit Investor. No recourse shall be had for any obligation or claim arising out of or based upon any Transaction Document against any stockholder, employee, officer, director or incorporator of such Conduit Investor. The agreements in this section shall survive the termination of this Agreement and the other Transaction Documents.

                  Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

                  Section 14.9 CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS (A) FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF; (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PERSON AT THE ADDRESS SPECIFIED PURSUANT TO SECTION 14.2 OR AT SUCH OTHER ADDRESS OF WHICH THE PARTIES HERETO SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND (E) WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

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

                  Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

                  Section 14.11 Integration; Binding Effect; Survival of Terms.

                  (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article VI, (ii) the indemnification and payment provisions of
Article XI, and Sections 14.6 and 14.7 shall be continuing and shall survive any termination of this Agreement.

                  Section 14.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

                  Section 14.13 Agent Roles. (a) FSI Roles. Each of the Alternate Investors acknowledges that FSI acts, or may in the future act, (i) as Deal Agent for the Conduit Investors, (ii) as Managing Agent for EagleFunding,
(iii) as issuing and paying agent for EagleFunding's Commercial Paper, (iv) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (v) to provide other services from time to time for some or all of the Conduit Investors (collectively, the "FSI Roles"). Without limiting the generality of this Section 14.13(a), each Alternate Investor hereby acknowledges and consents to any and all FSI Roles and agrees that in connection with any FSI Role, FSI may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as Deal Agent and Managing Agent for the related Conduit Investors, and the giving of notice to the Deal Agent or Managing Agent of a mandatory purchase pursuant its Liquidity Agreement.

                  (b) Managing Agent Institution Roles. Each of the Alternate Investors acknowledges that each Alternate Investor that serves as a Managing Agent hereunder (a "Managing Agent Institution") acts, or may in the future act,
(i) as Managing Agent for a Conduit Investor or Conduit Investors, (ii) as issuing and paying agent for such Conduit Investor's Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for some or all of the Conduit Investors (collectively, the "Managing Agent Institution Roles"). Without limiting the generality of this Section 14.13(b), each Alternate Investor hereby acknowledges and consents to any and all Managing Agent Institution Roles and agrees that in connection with any Managing Agent Institution Role, the applicable Managing Agent Institution may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as Managing Agent for the related Conduit Investors, and the giving of notice to the Deal Agent or Managing Agent of a mandatory purchase pursuant to its liquidity back-stop program.

                  Section 14.14 Characterization.

                  (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Investor with the full benefits of ownership of the applicable Investor Interest. Except as specifically provided in this Agreement, each sale of an Investor Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Investor and the Deal Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Investor or the Deal Agent or any assignee thereof of any obligation of Seller, the Originator or any other Person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or the Originator.

                  (b) In addition to any ownership interest which the Deal Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Deal Agent for the ratable benefit of the Investors a valid and perfected security interest in all of Seller's right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Blocked Account, all Related Security, all other rights and payments relating to such Receivables, all of Seller's rights under the Receivables Sale Agreement (including, without limitation, (a) all rights to indemnification arising thereunder, and (b) all UCC financing statements filed pursuant thereto), and all proceeds of any thereof and all other assets in which the Deal Agent on behalf of the Investors has acquired, may hereafter acquire and/or purports to have acquired an interest under this Agreement prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Deal Agent and the Investors shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative. The Seller hereby authorizes the Deal Agent, within the meaning of 9-509 of any applicable enactment of the UCC, as secured party for the benefit of itself and of the Investors, to file, without the signature of the Seller or the Originator, as debtors, the UCC financing statements contemplated herein and under the Receivables Sale Agreement.

                  (c) In connection with Seller's transfer of its right, title and interest in, to and under the Receivables Sale Agreement, the Seller agrees that the Deal Agent shall have the right to enforce the Seller's rights and remedies under the Receivables Sale Agreement, to receive all amounts payable thereunder or in connection therewith, to consent to amendments, modifications or waivers thereof, and to direct, instruct or request any action thereunder, but in each case without any obligation on the part of the Deal Agent or any Investor or any of its or their respective Affiliates to perform any of the obligations of the Seller under the Receivables Sale Agreement. To the extent that the Seller enforces the Seller's rights and remedies under the Receivables Sale Agreement, from and after the occurrence of an Amortization Event, and during the continuance thereof, the Deal Agent shall have the exclusive right to direct such enforcement by the Seller.

                  (d) This Agreement and the transactions contemplated hereby have been structured with the intention that they be treated as a financing transaction for purposes of federal, state and local income and franchise taxes and any other tax imposed on or measured by income.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                          PNM RECEIVABLES CORP.



                          By:/s/Terry R. Horn
                             --------------------------------------------------
                          Name:  Terry R. Horn
                          Title:    Treasurer


                          PUBLIC SERVICE COMPANY OF NEW MEXICO, as Servicer



                          By:/s/Terry R. Horn
                             --------------------------------------------------
                          Name:  Terry R. Horn
                          Title:    V.P. and Treasurer







                                Signature Page to
                         Receivables Purchase Agreement

                        EAGLEFUNDING CAPITAL CORPORATION, as Conduit Investor

                        By:  Fleet Securities, Inc. as attorney-in-fact



                        By:/s/ Amy S. Roberts
                           ----------------------------------------------------
                        Name:  Amy S. Roberts
                        Title:    Managing Director

                        Address: c/o Fleet Securities, Inc., as Administrator 100 Federal Street
                                   Boston, Massachusetts  02110

                        Fax:       (617) 434-5719


                        FLEET NATIONAL BANK, as Alternate Investor


                        By:/s/ Amy S. Roberts
                           ----------------------------------------------------
                        as agent for Fleet National Bank

                        Address:   Fleet National Bank
                                   100 Federal Street
                                   Boston, Massachusetts  02110

                        Fax:       (617) 434-3652

                        FLEET SECURITIES, INC., as Managing Agent and as Deal Agent



                        By:/s/ Amy S. Roberts
                           ----------------------------------------------------
                        Name:  Amy S. Roberts
                        Title:    Managing Director

                        Address: c/o Fleet Securities, Inc., as Administrator 100 Federal Street
                                   Boston, Massachusetts  02110
                                   Fax:     (617)434-5719



                                Signature Page to
                         Receivables Purchase Agreement

ARTICLE I.
         Definitions..........................................................1


ARTICLE II.
         PURCHASE ARRANGEMENTS...............................................21

     Section 2.1         Purchase Facility...................................21
     Section 2.2         Increases...........................................21
     Section 2.3         Decreases...........................................22
     Section 2.4         Payment Requirements................................22

ARTICLE III.
         PAYMENTS AND COLLECTIONS............................................22

     Section 3.1         Payments............................................22
     Section 3.2         Collections Prior to Amortization...................23
     Section 3.3         Terminating Alternate Investors.....................24
     Section 3.4         Collections Following Amortization..................24
     Section 3.5         Application of Collections..........................25
     Section 3.6         Payment Rescission..................................25
     Section 3.7         Maximum Investor Interests..........................25
     Section 3.8         Clean Up Call.......................................26

ARTICLE IV.
         CONDUIT FUNDING.....................................................26

     Section 4.1         Yield...............................................26
     Section 4.2         Payments............................................26
     Section 4.3         Calculation of Yield................................26

ARTICLE V.
         FINANCIAL INSTITUTION FUNDING.......................................27

     Section 5.1         Alternate Investor Funding Provisions...............27
     Section 5.2         Yield Payments......................................27
     Section 5.3         Calculation of Yield................................27
     Section 5.4         Selection and Continuation of Tranche Periods.......27
     Section 5.5         Suspension of the LIBO Rate.........................28

ARTICLE VI.
         REPRESENTATIONS AND WARRANTIES......................................28

     Section 6.1         Representations and Warranties of The
                            Seller Parties...................................28

ARTICLE VII.
         CONDITIONS OF PURCHASES.............................................32

     Section 7.1         Conditions Precedent to Initial
                            Incremental Purchase.............................32
     Section 7.2         Conditions Precedent to All Purchases...............32

ARTICLE VIII.
         COVENANTS...........................................................33

     Section 8.1         Affirmative Covenants of the Seller Parties.........33
     Section 8.2         Negative Covenants of the Seller Parties............40

ARTICLE IX.
         ADMINISTRATION AND COLLECTION.......................................42

     Section 9.1         Designation of Servicer.............................42
     Section 9.2         Duties of Servicer..................................43
     Section 9.3         Collection Notices..................................44
     Section 9.4         Responsibilities of Seller..........................44
     Section 9.5         Reports.............................................45
     Section 9.6         Servicing Report of Independent Public
                            Accountants......................................45
     Section 9.7         Servicing Fees......................................45

ARTICLE X.
         AMORTIZATION EVENTS.................................................45

     Section 10.1        Amortization Events.................................45
     Section 10.2        Remedies............................................47

ARTICLE XI.
         INDEMNIFICATION.....................................................48

     Section 11.1        Indemnities by The Seller Parties...................48
     Section 11.2        Increased Cost and Reduced Return...................50
     Section 11.3        Mitigation of Costs.................................51
     Section 11.4        Other Costs and Expenses............................51

ARTICLE XII.
         THE AGENTS..........................................................51

     Section 12.1        Authorization and Action............................51
     Section 12.2        Delegation of Duties................................52
     Section 12.3        Exculpatory Provisions..............................52
     Section 12.4        Reliance by Agents..................................53
     Section 12.5        Non-Reliance on Agents and Other Investors..........53
     Section 12.6        Reimbursement and Indemnification...................53
     Section 12.7        Agents in their Individual Capacities...............54
     Section 12.8        Successor Agent.....................................54

ARTICLE XIII.
         ASSIGNMENTS; PARTICIPATIONS.........................................55

     Section 13.1        Assignments.........................................55

     Section 13.2        Participations......................................56
     Section 13.3        Additional Purchaser Groups.........................56
     Section 13.4        Extension of Liquidity Termination Date.............56
     Section 13.5        Terminating Alternate Investors.....................57

ARTICLE XIV.
         MISCELLANEOUS.......................................................58

     Section 14.1        Waivers and Amendments..............................58
     Section 14.2        Notices.............................................59
     Section 14.3        Ratable Payments....................................59
     Section 14.4        Protection of Ownership Interests of the Investors..60
     Section 14.5        Confidentiality.....................................60
     Section 14.6        Bankruptcy Petition.................................61
     Section 14.7        Limitation of Liability; Limitation of Payment;
                            No Recourse......................................61
     Section 14.8        CHOICE OF LAW.......................................62
     Section 14.9        CONSENT TO JURISDICTION.............................62
     Section 14.10       WAIVER OF JURY TRIAL................................63
     Section 14.11       Integration; Binding Effect; Survival of Terms......63
     Section 14.12       Counterparts; Severability; Section References......63
     Section 14.13       Agent Roles.........................................63
     Section 14.14       Characterization....................................64



Exhibits and Schedules

     Exhibit I           Form of Purchase Notice
     Exhibit II          Places of Business of the Seller Parties; Locations
                           of Records; Federal Employer Identification Number(s)
     Exhibit III         Names of Collection Banks; Blocked Accounts
     Exhibit IV          Form of Compliance Certificate
     Exhibit V           Form of Blocked Account Agreement
     Exhibit VI          Form of Assignment Agreement
     Exhibit VII         Credit and Collection Policy
     Exhibit VIII        Form of Monthly Report
     Exhibit IX          Forms of Supplemental Reports
     Exhibit X           Joinder Agreement
     Exhibit XI          Form of P.O. Box Transfer Agreement

     Schedule A          Commitments
     Schedule B          Closing Documents
     Schedule C          Agreed Upon Auditing Procedures
     Schedule D          Financial Covenant Definitions


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

                                   Schedule D

                         Financial Covenant Definitions

                  The following terms used in Section 10.1(l) shall have the meanings specified herein unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                  "Consolidated Capitalization" means the sum of (a) all of the shareholders' equity or net worth of PSCNM and its Subsidiaries, as determined in accordance with GAAP plus (b) Consolidated Indebtedness.

                  "Consolidated EBITDA" means, for any period, an amount equal to (a) Consolidated Net Income (excluding any extraordinary gains and extraordinary losses) for such period plus (b) an amount which in the determination of Consolidated Net Income for such period was deducted for (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation expense and (iv) amortization expense plus (c) non-cash items reducing Consolidated Net Income for such period less (d) non-cash items increasing Consolidated Net Income for such period.

                  "Consolidated Indebtedness" means, as of any date of determination, with respect to PSCNM and its Subsidiaries on a consolidated basis, an amount equal to all Indebtedness of PSCNM and its Subsidiaries as of such date.

                  "Consolidated Interest Expense" means, for any period, with respect to PSCNM and its Subsidiaries on a consolidated basis, an amount equal to total interest expense of PSCNM and its Subsidiaries for such period (including, without limitation, all such interest expense accrued or capitalized during such period, whether or not actually paid during such period), as determined in accordance with GAAP.

                  "Consolidated Net Income" means the consolidated net income of PSCNM and its Subsidiaries, as determined in accordance with GAAP.

                  "Contingent Obligation" means, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to PSCNM and its Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation of any Person shall be deemed to be an amount equal to the maximum amount of such Person's liability with respect to the stated or determinable amount of the primary obligation for which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

                  "Credit Agreement" means that certain Credit Agreement dated as of December 19, 2002 among PSCNM, the "Lenders" party thereto and Bank of America, N.A. as Administrative Agent and L/C Issuer.

                  "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) or that are promulgated by any Governmental Authority having appropriate jurisdiction.

                  "Governmental Authority" means any domestic or foreign nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any state dental board) and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Hedging Agreements" means, collectively, interest rate protection agreements, equity index agreements, foreign currency exchange agreements, option agreements or other interest or exchange rate or commodity price hedging agreements.

                  "Indebtedness" means, with respect to any Person (without duplication), (a) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (d) all obligations of such Person to pay the deferred purchase price of property or services, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (f) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, (g) the net termination obligations of such Person under any Hedging Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date in accordance with the applicable rules under GAAP, (h) all Contingent Obligations of such Person, (i) all obligations and liabilities of such Person incurred in connection with any transaction or series of transactions providing for the financing of assets through one or more securitizations or in connection with, or pursuant to, any synthetic lease or similar off-balance sheet financing, (j) the aggregate amount of uncollected accounts receivable of such Person subject at the time of determination to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), (k) all obligations, contingent or otherwise, under the Material Leases and (l) all indebtedness referred to in clauses (a) through (k) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

                  "Material Lease" means any lease to PSCNM of its leasehold interests in (i) Unit 1 or Unit 2, and related common facilities, of the Palo Verde Nuclear Generating Station or (ii) the electric transmission line, and related facilities, known as the Eastern Interconnection Project, including, without limitation, any lease set forth on Schedule 6.18 of the Credit Agreement.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

                  "PSCNM" means Public Service Company of New Mexico, a New Mexico corporation.

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time. Any reference to Subsidiary herein, unless otherwise identified, shall mean a Subsidiary, direct or indirect, of PSCNM. Any reference to a Subsidiary of PSCNM herein shall not include any Subsidiary that is inactive, has minimal or no assets and does not generate revenues.